Exhibit 99.1

                             Plan and Agreement to Merge


                   PLAN AND AGREEMENT TO MERGE


                        TABLE OF CONTENTS


  1. Effective Date                                                       5
  2. Events Preceding Effectiveness                                       6
  3. Representations and Warranties of Home Corporation                   7
     3.1.  Organization, Standing, and Capitalization of Home
           Corporation and Home Bank                                      7
     3.2.  Financial Statements                                           8
     3.3.  Taxes                                                          9
     3.4.  No Undisclosed Liabilities                                     9
     3.5.  Absence of Certain Changes or Events                           9
     3.6.  Complete and Accurate Disclosure                              10
     3.7.  Title to Properties; Absence of Liens and Encumbrances;
           Compliance with Laws                                          10
     3.8.  Contracts                                                     11
     3.9.  Litigation, Etc.                                              12
     3.10. Environmental Matters                                         12
     3.11. Labor Matters                                                 14
     3.12. Pension and Welfare Matters                                   14
     3.13. Related Party Transactions                                    16
     3.14. No Conflict with Other Documents                              16
     3.15. Compliance with Laws; Governmental Authorizations             17
     3.16. Authority; Enforceability                                     17
     3.17. Insurance                                                     17
     3.18. Financial Institutions Bond                                   18
     3.19. Brokers; Financial Advisors                                   18
  4. Representations and Warranties of F&M Bancorp                       18
     4.1.  Organization and Standing of F&M Bancorp                      18
     4.2.  Financial Statements                                          20
     4.3.  No Undisclosed Liabilities                                    20
     4.4.  Absence of Certain Changes or Events                          20
     4.5.  Complete and Accurate Disclosure                              20
     4.6.  Litigation, Etc.                                              21
     4.7.  No Conflict with Other Documents                              21
     4.8.  Compliance with Laws; Governmental Authorizations             21
     4.9.  Authority; Enforceability                                     22
     4.10. Brokers                                                       22
     4.11. Beneficial Ownership of Home Corporation Common Stock         22
  5. Covenants of Home Corporation                                       22
     5.1.  Information                                                   22
     5.2.  Conduct of Business                                           23
     5.3.  Consents                                                      24
     5.4.  Meeting of Stockholders of Home Corporation;
           Document Preparation                                          24
     5.5.  Events Preceding Effectiveness                                25
     5.6.  No Solicitation of Other Offers                               25
     5.7.  Reservation of Shares                                         26
     5.8.  Affiliate Agreements                                          26
     5.9.  Regulatory Approvals                                          26
     5.10. Current Information; Advice of Changes                        26
     5.11. Public Announcements                                          27
     5.12. Taxes                                                         27
     5.13. Pooling-of-Interests                                          28
     5.14. Directors' Agreement                                          28
  6. Covenants of F&M Bancorp                                            28
     6.1.  Applications to Governmental Regulatory Authorities           28
     6.2.  Registration of Shares                                        28
     6.3.  Information                                                   29
     6.4.  Events Preceding Effectiveness                                30
     6.5.  Consents                                                      30
     6.6.  Current Information; Advice of Changes                        30
     6.7.  Meeting of Stockholders of F&M Bancorp; Document Preparation  31
     6.8.  Employment Agreements                                         31
     6.9.  F&M Bancorp Common Stock                                      31
     6.10. Maintenance of Separate Existence                             32
  7. Conditions Precedent to F&M Bancorp's Obligations                   32
     7.1.  Representations, Warranties, and Covenants                    32
     7.2.  No Adverse Changes                                            32
     7.3.  Events Preceding the Effective Date                           33
     7.4.  Other Evidence                                                33
     7.5.  No Adverse Proceedings, Events or Regulatory Requirements     33
     7.6.  Consents, Etc.                                                33
     7.7.  Opinion of Tax Counsel                                        33
     7.8.  Opinion of Counsel                                            33
     7.9   Pooling-of-Interests Accounting                               33
     7.10. Directors' Agreement                                          34
  8. Conditions Precedent to Home Corporation's Obligations              34
     8.1.  Representations, Warranties, and Covenants                    34
     8.2.  No Adverse Changes                                            34
     8.3.  Events Preceding the Effective Date                           34
     8.4.  Other Evidence                                                34
     8.5.  Consents, Etc                                                 34
     8.6.  Opinion of Tax Counsel                                        34
     8.7.  Fairness Opinion                                              35
     8.8.  Employment Agreements                                         35
     8.9.  Opinion of Counsel                                            35
  9. Terms of the Merger                                                 35
     9.1.  Structure of the Merger                                       35
     9.2.  Conversion of Stock; Conversion Ratio                         35
     9.3.  Exchange Procedure                                            36
     9.4.  Stock Options                                                 37
     9.5.  Articles of Incorporation of the Successor Corporation        37
     9.6.  By-Laws of the Successor Corporation                          37
     9.7.  Calculation of Home Corporation's Book Value                  37
     9.8.  Anti-Dilution Provision                                       39
     9.9.  Rights of Dissenting Stockholders                             39
     9.10. Restriction on Issuance or Repurchase of Securities           40
  10.Boards of Directors and Employment Matters                          40
  11.Opinion of Tax Counsel                                              42
  12.Amendment of the Plan                                               43
  13.Abandonment of the Plan; Effect Thereof                             43
  14.Expenses                                                            45
  15.Notices                                                             45
  16.Entire Agreement; Effect                                            46
  17.Representations, Warranties and Agreements                          46
  18.Governing Law                                                       46
  19.General                                                             46
  APPENDIX I                                                             48
  APPENDIX II                                                            52
  APPENDIX III                                                           56
  APPENDIX IV                                                            63
  APPENDIX V                                                             67
  APPENDIX VI                                                            72
  APPENDIX VII                                                           80
  APPENDIX VIII                                                          87
  APPENDIX IX                                                            90
  APPENDIX X                                                             94

                   PLAN AND AGREEMENT TO MERGE


     PLAN AND AGREEMENT TO MERGE (this "Plan"), dated as of April
2, 1996 by and among F&M Bancorp ("F&M Bancorp"), a Maryland corporation, and Home Federal Corporation ("Home Corporation"), a
Maryland corporation.

                      W I T N E S S E T H:

     WHEREAS, F&M Bancorp is a bank holding company and the holder of all of the issued and outstanding capital stock of Farmers and Mechanics National Bank ("F&M Bank"), a national banking association; and Home Corporation is a thrift holding company and the holder of all of the issued and outstanding capital stock of Home Federal Savings Bank ("Home Bank"), a federally-chartered savings bank; and

     WHEREAS, F&M Bancorp desires to have Home Corporation merge with F&M Bancorp in such a manner that, upon the merger becoming effective, F&M Bancorp will be the surviving Maryland corporation and all of the issued and outstanding shares of the Common Stock of Home Corporation will be converted into shares of the Common Stock of F&M Bancorp, subject to the terms and conditions and based upon Home Corporation's representations, warranties and covenants hereinafter set forth, such merger hereinafter referred to as the "Merger;" and

     WHEREAS, Home Corporation desires that it be merged with F&M Bancorp in the manner set forth above, and that the issued and outstanding shares of the Common Stock of Home Corporation be converted into shares of the Common Stock of F&M Bancorp, subject to the terms and conditions and based upon F&M Bancorp's representations, warranties and covenants hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and the mutual benefits to be derived herefrom, the parties agree as follows:

     1. Effective Date. Pursuant to Md. Corps. & Ass'ns Code Section 3-113(a), the effective date of this Plan and the Merger (the "Effective Date") shall be either (a) the 15th day of the month following the month in which the Calculation Date (defined in Section 9.2(a) hereof) occurs; or (b) such other date as F&M
Bancorp and Home Corporation may agree upon. F&M Bancorp and Home Corporation will prepare and execute Articles of Merger in substantially the form attached hereto as Appendix II which will set forth the Effective Date, and will file the Articles of Merger with the Maryland State Department of Assessments and Taxation.

     2.   Events  Preceding  Effectiveness.   On  or  before  the
Effective Date the following shall have occurred:

               (a) A majority of the Boards of Directors of each of Home Corporation and F&M Bancorp shall have approved and agreed to this Plan and the Merger;

               (b) A majority of the Boards of Directors of each of Home Corporation and F&M Bancorp shall have approved and agreed to the Stock Option Agreement in the form attached hereto as Appendix III; and Home Corporation shall have authorized and reserved an adequate number of shares of its Common Stock for issuance upon exercise of the option granted by such Stock Option Agreement, and taken all actions necessary to fulfill its obligations thereunder;

               (c)    the   Board  of  Directors   of   Home
     Corporation shall call a meeting of the stockholders of Home Corporation. Notice of the time and place of the meeting shall be provided in accordance with Md. Corps.
     & Ass'ns Code Section 2-504, and this Plan and the Merger
     shall   have  been  ratified  and  confirmed   by   the
     affirmative vote of not less than two-thirds of the issued and outstanding voting stock of Home Corporation at the meeting, in accordance with Md. Corps. & Ass'ns Code Section 3-105(d);

               (d)   the  Board of Directors of F&M  Bancorp
     shall  call  a  meeting  of  the  stockholders  of  F&M
     Bancorp.   Notice of the time and place of the  meeting
     shall be provided in accordance with Md. Corps. & Ass'ns Code Section 2-504, and this Plan and the Merger shall have been ratified and confirmed by the affirmative vote of not less than two-thirds of the issued and outstanding voting stock of F&M Bank at the meeting, in accordance with Md. Corps. & Ass'ns Code Section 3-105(d);

               (e) F&M Bancorp shall have procured the required approval, consent, waiver or other administrative action with respect to this Plan and the transactions contemplated hereby (i) by the Office of Thrift Supervision under the Savings and Loan Holding Company Act and (ii) by the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956;

               (f)   the  parties  shall have  procured  all
     other   regulatory  approvals,  consents,  waivers   or
     administrative  actions  of  governmental  entities  or
     other persons or agencies that are necessary or appropriate to the consummation of the transactions contemplated by this Plan, and no approval, consent, waiver or administrative action referred to in this
     Section 2(f) shall have included any condition or requirement that would (i) result in a materially adverse effect on F&M Bancorp or Home Corporation or
     (ii) so materially and adversely affect the economic or business benefits of the Merger that F&M Bancorp, in the sole judgment of F&M Bancorp, would not have entered into this Plan had such conditions or requirements been known at the date hereof;

               (g) F&M Bancorp shall have filed a Registration Statement with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), pertaining to the shares of Common Stock of F&M Bancorp to be issued to the stockholders of Home Corporation pursuant to this Plan and the Merger, and such Registration Statement shall have become effective and there shall not be in effect a stop order with respect thereto;

               (h) F&M Bancorp shall have made such filings and obtained such approvals as are necessary under the state securities or "blue sky" laws pertaining to the shares of Common Stock of F&M Bancorp to be issued to the stockholders of Home Corporation pursuant to this Plan and the Merger; and

               (i) In accordance with Section 10(c) of this Plan, F&M Bancorp shall have offered to enter into an employment agreement with Richard W. Phoebus, Sr. substantially in the form attached hereto as Appendix VI, and with each of Celia S. Ausherman, Steven G. Hull and Salvatore M. Savino substantially in the form attached hereto as Appendix VII.

     3. Representations and Warranties of Home Corporation.  Home
Corporation represents and warrants to F&M Bancorp as follows:

          3.1. Organization, Standing, and Capitalization of Home
Corporation and Home Bank.

               (a) Home Corporation is a duly organized and validly existing corporation and is in good standing under the laws of the State of Maryland. Home Corporation has the corporate power and authority to own and hold its material properties and to carry on its business as it is now being conducted. Home Corporation is a registered thrift holding company under the Savings and Loan Holding Company Act. Home Corporation has no subsidiaries or affiliated companies and is not a party to any joint venture or partnership other than as listed on Schedule 3.1(a) hereto (collectively, the "Home Subsidiaries").

               (b) Home Bank is a duly organized and validly existing federally-chartered savings bank and is in good standing under the federal laws of the United States. Home Bank's deposits are insured under the provisions of the Federal Deposit Insurance Act, as amended. Each of the other Home Subsidiaries is a duly organized and validly existing corporation and is in good standing under the laws of the jurisdiction of its incorporation as set forth on Schedule 3.1(a). Each of the Home Subsidiaries has the corporate power and authority to own and hold its material properties and to carry on its business as it is now being conducted. All shares of capital stock of all of the Home Subsidiaries are validly issued and outstanding, fully paid, and non-assessable. Except as disclosed in
     Schedule 3.1(b), each of the Home Subsidiaries is wholly owned by its parent corporation. There are no outstanding options, warrants, rights, or obligations of any kind entitling the holder thereof to acquire shares of the capital stock of any of the Home Subsidiaries, and there are no outstanding securities or instruments of any kind that are convertible into shares of the capital stock of any of the Home Subsidiaries. Except as disclosed in Schedule 3.1(b), none of the Home Subsidiaries is a party to any joint venture or partnership.

               (c)   Copies of all charter documents and by-
     laws of Home Corporation and each of the Home Subsidiaries are attached as Schedule 3.1(c) hereto, and all such copies are true and correct as of the date hereof. The minute books of Home Corporation and each of the Home Subsidiaries, which have been made available to F&M Bancorp for inspection, are complete in all material respects and accurately record the actions taken by the stockholders and directors of Home Corporation and each of the Home Subsidiaries.

               (d) The authorized capital stock of Home Corporation consists exclusively of 10,000,000 shares of Common Stock, par value $1.00 per share, 2,519,010 shares of which are validly issued and outstanding, fully paid, and non-assessable, and 5,000,000 shares of Preferred Stock, par value $0.10 per shares, none of which are issued or outstanding. Except for the option to be granted to F&M Bancorp pursuant to the Stock Option Agreement attached hereto as Appendix III and as disclosed in Schedule 3.1(d), there are no outstanding options, warrants, rights, or obligations of any kind entitling the holder thereof to acquire shares of the Common Stock of Home Corporation, and there are no outstanding securities or instruments of any kind that are convertible into shares of the Common Stock of Home Corporation.

          3.2. Financial Statements. Home Corporation has provided in Schedule 3.2 hereto copies of the following consolidated financial statements of Home Corporation and the Home Subsidiaries, all of which are true and complete in all material respects, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered by such consolidated financial statements, and present fairly the consolidated financial position, results of operations, cash flows, and changes in stockholders' equity of Home Corporation and the Home Subsidiaries at the dates of and for the periods covered by such financial statements:

     Consolidated Financial Statements of Home Corporation and the Home Subsidiaries at December 31, 1991, 1992, 1993, 1994 and 1995 and for each of the years then ended, as reported upon by Smith Elliott Kearns & Company.

          3.3. Taxes. Schedule 3.3 hereto sets forth the tax returns to federal, state, county, municipal or foreign taxing authorities for the taxable year 1991 and all taxable years through and including 1994 for Home Corporation and the Home Subsidiaries. Home Corporation and the Home Subsidiaries have filed with appropriate federal, state, county, municipal or foreign taxing authorities all tax returns required to be filed (taking any applicable extensions into consideration) and have paid or reserved for all taxes shown to be due on such returns and all penalties and interest payable in respect thereof. Except as disclosed in Schedule 3.3, neither Home Corporation nor any of the Home Subsidiaries have received from any taxing authority any notice of deficiency or assessment of additional taxes not paid or any notice of an intention to commence an examination or audit of its tax returns, and no tax audits by any taxing authority are in process. Except as disclosed on Schedule 3.3, neither Home Corporation nor any of the Home Subsidiaries have granted any waiver of any statute of limitations or otherwise agreed to any extension of a period for the assessment of any federal, state, county, municipal or foreign income tax. The accruals and reserves reflected in the consolidated financial statements which Home Corporation has provided to F&M Bancorp as described in Section 3.2 are adequate to cover all taxes (including interest and penalties, if any, thereon) that are payable or accrued as a result of the operations of Home Corporation and the Home Subsidiaries for all periods prior to the date of such consolidated financial statements. For purposes of this Section 3.3, any reference to the Home Subsidiaries shall be deemed to include any entity listed on Schedules 3.1(a) and
3.1 (b).

          3.4. No Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the consolidated financial statements referred to in Section 3.2, neither Home Corporation nor any of the Home Subsidiaries at the dates of such consolidated financial statements had any material liabilities or obligations (whether accrued, absolute, or contingent) required under generally accepted accounting principles to be reflected thereon which would materially and adversely affect the fair presentation of such financial statements. Neither Home Corporation nor any of the Home Subsidiaries have incurred any liability since the date of the consolidated financial statements referred to in Section 3.2 which would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business or operations of Home Corporation and the Home Subsidiaries, taken as a whole, other than liabilities which have been incurred in the ordinary course of business.

          3.5.  Absence  of  Certain Changes  or  Events.   Since
December 31, 1995, there has not been:

               (a) Any materially adverse change in the financial position, results of operations, assets, liabilities, or business of Home Corporation or the Home Subsidiaries, other than changes in the ordinary course of business;

               (b)   any  increase in salaries or  wages  of
     directors, officers, or employees of Home Corporation or the Home Subsidiaries other than in the ordinary course of business; or any establishment or increase of any employment, compensation, bonus, pension, option, incentive or deferred compensation, retirement payments, profit sharing, or similar agreement or benefit, authorized, granted, or accrued to any directors, officers or employees of Home Corporation or the Home Subsidiaries other than in the ordinary course of business, except as set forth in Schedule 3.5; or

               (c) except with respect to the dividend payment of $0.04 per share of Common Stock declared on February 15, 1996, to be paid on March 29, 1996, any declaration, payment, or set aside by Home Corporation of any dividend or distribution in respect of its Common Stock, or any purchase, issuance or sale of any of its Common Stock.

          3.6.  Complete and Accurate Disclosure.   Neither  this
Plan (insofar as it relates to Home Corporation and the Home Subsidiaries, the Common Stock of Home Corporation, and the involvement of Home Corporation in the transactions contemplated hereby) nor any financial statement, schedule, certificate, or other statement or document set forth on a schedule by Home Corporation to F&M Bancorp in connection with this Plan, when considered in the aggregate, contains any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading.

          3.7. Title to Properties; Absence of Liens and Encumbrances; Compliance with Laws. Except as disclosed on
Schedule 3.7, Home Corporation and each of the Home Subsidiaries has good and marketable title to all of their respective properties and assets, including those reflected in the consolidated financial statements referred to in Section 3.2, except as sold or otherwise disposed of for fair value and only in the ordinary course of business, free and clear of all liens and encumbrances, except (i) with respect to property as to which they are lessees, (ii) with respect to real estate owned by Home Corporation or the Home Subsidiaries, for use, occupancy and similar restrictions of public record that may be observed by an inspection of the property, and such other utility and other easements and encumbrances as do not materially adversely affect the fair market value of such real property, and (iii) liens to secure borrowings, liens to secure governmental deposits, and liens for current taxes not yet due and payable. Neither Home Corporation nor any of the Home Subsidiaries owns or leases real property except as disclosed on Schedule 3.7, and is not in default under any material lease of real or personal property to which it is a party. As of the date hereof, except as disclosed on Schedule 3.7, the real properties, structures, buildings, equipment, and the tangible personal property owned, operated or leased by Home Corporation or any of the Home Subsidiaries are
(x) in good repair, order and condition, except for depletion, depreciation and ordinary wear and tear, (y) suitable for the uses for which they were intended and (z) free from any known structural defects. As of the date hereof, there are no laws, conditions of record or other impediments which materially interfere with the intended uses by Home Corporation or any of the Home Subsidiaries of the real property or tangible personal property owned or leased by it, except as set forth in Schedule
3.7. Neither Home Corporation nor any of the Home Subsidiaries have received any notice of any violation of any applicable law, building code, zoning ordinance or other similar law. Home Corporation and the Home Subsidiaries own or have the rights to use all real and personal properties and assets that are material to the conduct of the business as presently conducted of Home Corporation and the Home Subsidiaries, taken as a whole.

          3.8.  Contracts.  Except for the plans,  contracts  and
agreements   of  Home  Corporation  and  the  Home   Subsidiaries
disclosed on Schedule 3.8, neither Home Corporation nor any of the Home Subsidiaries is a party to or subject to:

               (a)    Any   employment,   consultation,   or
     compensation contract or arrangement (other than those terminable at will) with any officer, consultant, director, or employee;

               (b) any plan, contract, program, understanding, or agreement providing for bonuses, pensions, severance pay, options, stock purchases or any other form of retirement, incentive or deferred compensation, retirement payments, death benefits, profit sharing, or any health, accident or other welfare benefit, or any other employee or retired employee benefit in which any employee, former employee, retired employee (or beneficiary of any of
     them)   of   Home  Corporation  or  any  of  the   Home
     Subsidiaries is entitled to participate except as disclosed on Schedule 3.8;

               (c) any contract or agreement with any labor union;

               (d)   any  lease of real or personal property
     with annual rentals in excess of $5,000;

               (e) any agreement for services in excess of $5,000 per year or for the purchase or disposition of any equipment or supplies except individual purchase orders for office supplies incurred in the ordinary course of business of $5,000 or less;

               (f) any instrument evidencing or relating to indebtedness for borrowed money except for customer accounts, deposits, certificates of deposit, federal funds purchased, and the like which may be construed as borrowings and except for loans made by Home Bank as lender in the ordinary course of its business;

               (g) any lease or other contract containing covenants not to enter into or consummate the transactions contemplated hereby or which provides for payments in excess of $2,000 and will be terminated or violated by the Merger or in respect of which the Merger would cause a default or acceleration of obligations; or

               (h) any other contract or agreement not of the type covered by any of the other specific terms of this Section 3.8 obligating Home Corporation or any Home Subsidiary to expenditures in excess of $25,000.

Each of the instruments disclosed on Section 3.8 is valid and in full force and effect. Neither Home Corporation nor any of the Home Subsidiaries are in default nor have any of them received any notice that they are in default, nor to their actual knowledge is any other party in default, under any material agreements, instruments, or obligations to which Home Corporation or any of the Home Subsidiaries is a party or by which they are bound.

          3.9. Litigation, Etc. Except as disclosed on Schedule 3.9, (a) there is no litigation, proceeding, or investigation pending or, to the knowledge of Home Corporation, threatened against Home Corporation or any of the Home Subsidiaries which would result in any materially adverse change in the condition (financial or otherwise), assets, liabilities, business, operations, or future prospects of Home Corporation and the Home Subsidiaries, taken as a whole; (b) there are no outstanding orders, writs, injunctions, judgments, decrees, directives, consent agreements or memoranda of understanding issued by any federal, state or local court or governmental authority or arbitration tribunal issued against or with the consent of Home Corporation or any of the Home Subsidiaries that materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations, or future prospects or that in any manner restrict Home Corporation's right to carry on its business or that of the Home Subsidiaries as presently conducted; and (c) Home Corporation is aware of no fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to Home Corporation or any of the Home Subsidiaries, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations, or future prospects of Home Corporation and the Home Subsidiaries, taken as a whole, or would restrict in any manner Home Corporation's right to carry on its business or that of the Home Subsidiaries as presently conducted. Home Corporation has disclosed on Schedule
3.9 all litigation in which Home Corporation or any of the Home Subsidiaries is involved as a party (other than bankruptcy proceedings in which Home Corporation or any of the Home Subsidiaries has filed proofs of claim or routine collection and foreclosure suits initiated in the ordinary course of business).

          3.10. Environmental Matters. (a) For purposes of this Section 3.10, the following terms shall have the indicated meaning:

          "Property" or "Properties" means all branch properties presently or formerly owned or operated by Home Corporation and each of the Home Subsidiaries, all other real property presently owned or operated by Home Corporation and each of the Home Subsidiaries, and any real properties formerly owned or operated by Home Corporation and each of the Home Subsidiaries on or after January 1, 1994 and subsequently disposed of.

          "Environmental Law" means (i) any applicable federal, state or local statute, law, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, directive, requirement or agreement with any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity") now existing, relating to the use, storage, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, each as amended, or (ii) any common law that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Hazardous Substance.

          "Hazardous Substance" means any substance, whether liquid, solid or gas, listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, under any applicable Environmental Law, whether by type or by quantity. Hazardous Substance includes, without limitation, (i) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as
amended, and (ii) any substance regulated by the Resource Conservation and Recovery Act, as amended.

          (b) Except as disclosed on Schedule 3.10 or as would not individually or in the aggregate have a materially adverse effect on the condition (financial or otherwise), assets, liabilities, business or operations of Home Corporation and the Home Subsidiaries, taken as a whole:

               (i) neither Home Corporation nor any of the Home Subsidiaries has received any written notices, demand letters or written requests for information from any Governmental Entity or any third party indicating that Home Corporation or any Home Subsidiary may be in violation of, or liable under, any Environmental Law;

               (ii) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened against Home Corporation or any Home Subsidiary alleging that they may be in violation of, or liable under, any Environmental Law;

               (iii) no reports have been filed with any Governmental Entity, nor to the knowledge of Home Corporation are any reports required to be filed with any Governmental Entity, by Home Corporation or any of the Home Subsidiaries concerning the release of any Hazardous Substance or the violation of any Environmental Law on or at any of the Properties;

               (iv) to the knowledge of Home Corporation or except as disclosed on Schedule 3.10, there are no underground storage tanks on, in or under any of the Properties and no underground storage tanks have been closed or removed from any Property while such Property was owned or operated by Home Corporation or any of the Home Subsidiaries;

               (v) to the knowledge of Home Corporation or except as disclosed on Schedule 3.10, no environmental contaminant, pollutant, toxic or hazardous substance or other similar substance has been generated, used, stored, processed, disposed of or discharged on or into any of the Properties, except for such hazardous substances as may be used in the everyday business of a bank office; and

               (vi) to the knowledge of Home Corporation or except as disclosed on Schedule 3.10, no materials containing asbestos have been used or incorporated in any building or other structure or improvement located on any of the Properties.

          (c) There are no permits or licenses required under any Environmental Law in respect of any of the Properties presently or formerly owned or operated by Home Corporation or any of the Home Subsidiaries that the absence of which could, individually or in the aggregate, have a materially adverse effect on the condition (financial or otherwise), assets, liabilities, business or operations of Home Corporation and the Home Subsidiaries, taken as a whole.

          (d)  Home Corporation has disclosed on Schedule 3.10  a
copy   of   its   current   policy  regarding   compliance   with
Environmental Laws.

          3.11. Labor Matters. To Home Corporation's knowledge, no organization effort with respect to any of the employees of Home Corporation or any of the Home Subsidiaries is pending or threatened, and no labor dispute, strike, work stoppage, employee action or labor relation problem which may materially affect Home Corporation or any of the Home Subsidiaries currently is pending or threatened.

          3.12. Pension and Welfare Matters. Home Corporation has disclosed on Schedule 3.12 in respect of the plans, contracts, programs, understandings or agreements delivered under Section 3.8(b) copies of the latest summary plan descriptions, Forms 5500, tax determination letters from the Internal Revenue Service (the "IRS"), and actuarial reports, as applicable, for Home Corporation and each of the Home Subsidiaries. With respect to the plans, contracts, or agreements delivered to F&M Bancorp under Section 3.8(b) (for purposes of this Section 3.12, the "plans"), (a) each such plan has been operated in all material respects in accordance with its terms in all material respects and in accordance with all applicable laws including, but not limited to, the Employee
Retirement Income Security Act of 1974 ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), the Consolidated Omnibus Budget Reconciliation Act of 1985 and state health care continuation laws; (b) all reporting and disclosure requirements of ERISA imposed upon each such plan have been complied with in all material respects, and all required governmental filings have been made with respect to the plans; (c) neither any plan nor Home Corporation, nor any of the Home Subsidiaries, nor, to Home Corporation's knowledge, any director, officer, employee, agent or representative of Home Corporation or any of the Home Subsidiaries, nor, to Home Corporation's knowledge, any fiduciary of any plan has engaged in any transaction in connection with any of the plans which would be subject to a civil penalty assessed pursuant to Section 502(i) of ERISA, or a tax imposed by Section 4975 of the Code that could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), assets, liabilities, business or operations of Home Corporation and the Home Subsidiaries, taken as a whole, or on such plan, any parties in interest, or fiduciaries; (d) no such plan has any accumulated funding deficiency (as defined in
Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to the latest five plan years, nor any liability to the Pension Benefit Guaranty Corporation (the "PBGC") (other than normal premium payments); (e) if applicable, the assets of each such funded plan equal or exceed the liability for accrued benefits of all participants in such plan when such liabilities are valued (i) on a termination basis using PBGC interest and other assumptions and (ii) on a minimum funding basis using the appropriate actuarial methods, tables, and assumptions; (f) no contributions to any such plan from Home Corporation or any of the Home Subsidiaries are currently past due and, if applicable, all past service and other liabilities currently existing but payable in the future, if any, are reflected in the latest actuarial report in accordance with sound actuarial principles; (g) no proceedings, investigations, filings, or other matters (excluding any determination letter application that has been or may be filed prior to the Effective
Date) are pending before the IRS, the Department of Labor, the PBGC, or other public or quasi-public body in connection with any such plan; (h) with respect to plans intended to qualify under
Section 401(a) of the Code, (i) either Home Corporation or any of the Home Subsidiaries have received a favorable determination letter from the IRS with respect to the plan documents or the remedial amendment period (within the meaning of regulation under
Section 401(b) of the Code) has not ended with respect to an application for a determination letter, and (ii) nothing has occurred with respect to the operation or administration of any such plans which would cause the loss of such qualifications or exemptions or the imposition of any liability, penalty or tax under ERISA or the Code that could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), assets, liabilities, business or operations of Home Corporation and the Home Subsidiaries, taken as a whole, or on such plan; (i) except as disclosed in Schedule 3.12, through the Effective Date, there will be no changes in the operation of the plans or in the documents constituting or affecting the plans except for amendments and operational changes required by applicable law which do not materially increase the cost of such plans; (j) no employees, former employees, or retired employees of Home Corporation or any of the Home Subsidiaries, as a result of their employment with Home Corporation or any of the Home Subsidiaries, are participants in any "multiemployer plan" which is a "pension plan," as such terms are defined in Sections 3(2) and 3(37) of ERISA and neither Home Corporation nor any of the Home Subsidiaries has any current, contingent or potential liability with respect to any such plan; (k) no "reportable event," as such term is defined in Section 4043(c) of ERISA, has occurred with respect to any plan since the effective date of ERISA; (l) there are no pending or threatened claims by or disputes with any participants or beneficiaries of the plans, except plan benefit claims arising in the normal course of the operations of the plans (other than terminated plans) and as to which no dispute exists; (m) Home Corporation has no knowledge of any facts which could give rise to any claims against any plan or the fiduciaries of any plan, except for plan benefit claims arising in the normal course of the operations of the plans (other than terminated plans); (n) neither Home Corporation nor any of the Home Subsidiaries nor any fiduciary of any plan has given notice to any fiduciary liability insurer of any claims or potential claims in connection with any of the plans; (o) except as disclosed in Schedule 3.12, each of the plans which benefits retired employees of Home Corporation or any of the Home Subsidiaries may effectively be terminated or amended, in any manner and at any time, without further liability to its participants, by its sponsoring employer; (p) Home Corporation and each of the Home Subsidiaries have at all times in all material respects complied with all applicable employee termination notice and similar laws; (q) Home Corporation and each of the Home Subsidiaries have at all times complied in all material respects with all applicable family leave and similar laws; (r) if applicable, Home Corporation and each of the Home Subsidiaries have at all times complied in all material respects with all applicable requirements of the Worker Adjustment and Retraining Notification Act and all similar state laws; (s)
neither Home Corporation nor any of the Home Subsidiaries has provided, nor is required to provide, security to any pension plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code; (t) there has been no announcement or legally binding commitment by Home Corporation or any of the Home Subsidiaries to create an additional plan, or to amend a plan except for amendments required by applicable law which do not materially increase the cost of such plan, and neither Home Corporation nor any of the Home Subsidiaries has any obligation for retiree health and life benefits under any plan that cannot be terminated without incurring any liability thereunder; and (u) as to any terminated plans, all obligations for plan benefits or other liabilities have been satisfied in full.

          3.13. Related Party Transactions. Except as disclosed on Schedule 3.13, neither Home Corporation nor any of the Home Subsidiaries has any contract, extension of credit, business arrangement or other relationship of any kind with any of the following persons: (a) any executive officer or director of Home Corporation or any of the Home Subsidiaries; (b) any stockholder owning five percent or more of the outstanding Common Stock of Home Corporation; or (c) any "affiliate" (as defined in the SEC Rule 405) of the foregoing persons or any business in which any of the foregoing persons is an officer, director, employee or five percent or greater equity owner.

          3.14. No Conflict with Other Documents. Except as disclosed on Schedule 3.14, neither the execution and delivery of this Plan nor the carrying out of the transactions contemplated hereunder will result in any violation, termination, or default or acceleration of, or be in conflict with, any terms of any contract or other instrument to which Home Corporation or any of the Home Subsidiaries is a party, or of any judgment, decree, or order applicable to Home Corporation or any of the Home Subsidiaries, or result in the creation of any lien, charge, or encumbrance upon any of its properties or assets, except for any of the foregoing which would not have a material adverse effect upon the financial condition, assets, liabilities, business or operations of Home Corporation and the Home Subsidiaries, taken as a whole.

          3.15. Compliance with Laws; Governmental Authorizations. (a) Except where noncompliance would not have a material and adverse effect upon the condition (financial or otherwise), assets, liabilities, business or operations of Home Corporation and the Home Subsidiaries, taken as a whole, (i) Home Corporation and each of the Home Subsidiaries is in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants franchises, licenses, and other governmental authorizations or approvals applicable to Home Corporation, the Home Subsidiaries, or any of their properties; and (ii) all permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of Home Corporation and the Home Subsidiaries as presently conducted have been duly obtained and are in full force and effect, and there are no proceedings pending or, to Home Corporation's knowledge, threatened which may result in the revocation, cancellation, suspension or materially adverse modification of any thereof.

          (b) Home Corporation has filed all reports that it was required to file with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), all of which complied in all material respects with all applicable requirements of the Exchange Act and the rules and regulations adopted thereunder. As of their respective dates, each such report, statement, form or other document, including without limitation, any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

          3.16. Authority; Enforceability. The execution, delivery, and performance of this Plan by Home Corporation have been duly and validly authorized by its Board of Directors, subject only to requisite approval by appropriate governmental regulatory authorities and stockholders. This Plan is a valid and binding agreement of Home Corporation, enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          3.17. Insurance. All insurance policies held by Home Corporation and the Home Subsidiaries relating to their operations (except for title insurance policies), including without limitation all financial institutions bonds, are set forth on Schedule 3.17. All such policies are in full force and effect. Neither Home Corporation nor any of the Home Subsidiaries has received any notice of cancellation with respect to any such policies and has no reason to expect that it will receive a notice of cancellation from any of its present insurance carriers; provided, however, that Home Corporation makes no representation as to the effect of this Plan or the Merger on its present financial institutions bond or bonds.

          3.18. Financial Institutions Bond. Since January 1, 1989, Home Corporation and the Home Subsidiaries have continuously maintained in full force and effect one or more financial institutions bonds insuring Home Corporation and the Home Subsidiaries against acts of dishonesty by each of their employees. No claim has been made under any such bond since such date and Home Corporation is not aware of any fact or condition presently existing which forms the basis of a claim under any such bond. Home Corporation and the Home Subsidiaries have no reason to expect that their present financial institutions bond or bonds will not be renewed by their carrier on substantially the same terms as those now in effect; provided, however, that Home Corporation makes no representation as to the effect of this Plan or the Merger on its present financial institutions bond or bonds.

          3.19. Brokers; Financial Advisors. All negotiations relating to this Plan and the transactions contemplated hereunder have been carried on by Home Corporation directly or through its counsel and there has been no intervention of any person as the result of any action of Home Corporation (and, so far as known to Home Corporation, no intervention of any other person) in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment. Home Corporation has provided F&M Bancorp with a copy of its agreement with Charles Webb & Company, which has been engaged to deliver an opinion as to the fairness of the transactions contemplated by this Plan to Home Corporation.

     4.  Representations  and Warranties  of  F&M  Bancorp.   F&M
Bancorp represents and warrants to Home Corporation as follows:

          4.1. Organization and Standing of F&M Bancorp.

               (a) F&M Bancorp is a duly organized and validly existing corporation in good standing under the laws of the State of Maryland. F&M Bancorp has the corporate power and lawful authority to own and hold its properties and to carry on its business as it is now being conducted. F&M Bancorp is a registered bank holding company under the Bank Holding Company Act of 1956, as amended.

               (b) The authorized capital stock of F&M Bancorp consists exclusively of 10,000,000 shares of Common Stock, par value $5.00 per share, 4,421,337 of which are validly issued and outstanding on March 19, 1996, fully paid, and non-assessable. F&M Bancorp has reserved 50,000 shares of its Common Stock for issuance under its Dividend Reinvestment and Stock Purchase
     Plan, 50,000 shares of its Common Stock for issuance under its Employee Stock Purchase Plan, and 346,480 shares of its Common Stock for issuance under its Stock Option Plans. On March 19, 1996, there were outstanding options to purchase 211,209 shares of F&M Bancorp's Common Stock at prices ranging from $11.75 to $29.125 pursuant to these Stock Option Plans. There are no other outstanding options, warrants, rights, or obligations of any kind entitling the holder thereof to acquire shares of the Common Stock of F&M Bancorp, and there are no outstanding securities or instruments of any kind that are convertible into shares of the Common Stock of F&M Bancorp. The Common Stock of F&M Bancorp deliverable pursuant to this Plan will be, prior to its issuance, duly authorized for issuance and will, when issued and delivered in accordance with this Plan, be duly and validly issued, fully paid and nonassessable.

               (c) F&M Bancorp has no subsidiaries other than as listed on Schedule 4.1(c) hereto (collectively, the "F&M Subsidiaries"), and is not a party to any joint ventures or partnerships. Each of the F&M Subsidiaries is a duly organized and validly existing corporation and is in good standing under the laws of the jurisdiction of its incorporation. Each of the F&M Subsidiaries has the corporate power and authority to own and hold its material properties and to carry on its business as it is now being conducted. All shares of capital stock of all of the F&M Subsidiaries are validly issued and outstanding, fully paid, and non-assessable. Except as disclosed on Schedule 4.1(c), each of the F&M Subsidiaries is wholly owned by its parent corporation. There are no outstanding options, warrants, rights, or obligations of any kind entitling the holder thereof to acquire shares of the capital stock of any of the F&M Subsidiaries, and there are no outstanding securities or instruments of any kind that are convertible into shares of the capital stock of any of the F&M Subsidiaries. Except as disclosed on
     Schedule 4.1(c) hereto, none of the F&M Subsidiaries is a party to any joint venture or partnership.

               (d)  F&M Bancorp's sole direct subsidiary  is
     F&M Bank. F&M Bank is duly organized and validly existing as a national banking association and is in good standing under the federal laws of the United
     States. F&M Bank has the corporate power and lawful authority to own and hold its properties and to carry on its business as it is now being conducted. F&M Bank is an insured bank under the provisions of the Federal Deposit Insurance Act, as amended, and is a member of the Federal Reserve System.

               (e) Copies of all charter documents and by-laws of F&M Bancorp and each of the F&M Subsidiaries are attached hereto as Schedule 4.1(e), and all such copies are true and correct as of the date hereof. The minute books of F&M Bancorp and each of the F&M
     Subsidiaries, which have been made available to Home Corporation for inspection, are complete in all material respects and accurately record the actions taken by the stockholders and directors of F&M Bancorp and each of the F&M Subsidiaries.

          4.2. Financial Statements.  F&M Bancorp has provided in
Schedule 4.2 hereto copies of the Consolidated Financial Statements of F&M Bancorp and the F&M Subsidiaries at December 31, 1991, 1992, 1993, 1994 and 1995 and for each of the years then ended, as reported upon by Keller Bruner & Company, L.L.C., all of which are true and complete in all material respects, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered by such consolidated financial statements and present fairly the financial position, results of operations, cash flows, and changes in shareholders' equity of F&M Bancorp and the F&M Subsidiaries at the dates of and for the periods covered by such financial statements.

          4.3. No Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the consolidated financial statements referred to in Section 4.2, neither F&M Bancorp nor any of the F&M Subsidiaries at the dates of such consolidated financial statements had any material liabilities or obligations (whether accrued, absolute, or contingent) required under generally accepted accounting principles to be reflected thereon which would materially and adversely affect the fair presentation of such financial statements. Neither F&M Bancorp nor any of the F&M Subsidiaries has incurred any liability since the date of the financial statements referred to in Section 4.2 which would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business or operations of F&M Bancorp and the F&M Subsidiaries, taken as a whole, other than liabilities which have been reasonably incurred in the ordinary course of business.

          4.4. Absence of Certain Changes or Events. Since December 31, 1995, there has not been any materially adverse change in the financial position, results of operations, assets, liabilities, or business of F&M Bancorp or any of the F&M Subsidiaries, other than changes in the ordinary course of business.

          4.5. Complete and Accurate Disclosure. Neither this Plan (insofar as it relates to F&M Bancorp, the Common Stock of F&M Bancorp, and the involvement of F&M Bancorp in the transactions contemplated hereby) nor any financial statement, certificate, or other statement or document set forth on a schedule delivered by F&M Bancorp to Home Corporation in connection with this Plan, contains any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading.

          4.6. Litigation, Etc. Except as disclosed on Schedule 4.6, (a) there is no litigation, proceeding, or investigation pending or, to the knowledge of F&M Bancorp, threatened against F&M Bancorp or any of the F&M Subsidiaries which would result in any materially adverse change in the condition (financial or otherwise), assets, liabilities, business, operations, or future prospects of F&M Bancorp and the F&M Subsidiaries, taken as a whole; (b) there are no outstanding orders, writs, injunctions, judgments, decrees, directives, consent agreements or memoranda of understanding issued by any federal, state or local court or governmental authority or arbitration tribunal issued against or with the consent of F&M Bancorp or any of the F&M Subsidiaries that materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects or that in any manner restrict F&M Bancorp's right to carry on its business or that of the F&M Subsidiaries as presently conducted; and (c) F&M Bancorp is aware of no fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to F&M Bancorp or any of the F&M Subsidiaries, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations, or future prospects of F&M Bancorp and the F&M Subsidiaries, taken as a whole, or would restrict in any manner F&M Bancorp's right to carry on its business or that of the F&M Subsidiaries as presently conducted. F&M Bancorp has disclosed on Schedule 4.6 all litigation in which F&M Bancorp or any of the F&M Subsidiaries is involved as a party (other than bankruptcy proceedings in which F&M Bancorp or any of the F&M Subsidiaries has filed proofs of claim or routine collection and foreclosure suits initiated in the ordinary course of business).

          4.7. No Conflict with Other Documents. Neither the execution and delivery of this Plan nor the carrying out of the transactions contemplated hereunder will result in any violation, termination, or modification of, or be in conflict with, any terms of any contract or other instrument to which F&M Bancorp or any of the F&M Subsidiaries are a party, or of any judgment, decree, or order applicable to F&M Bancorp or any of the F&M Subsidiaries, or result in the creation of any lien, charge, or encumbrance upon any of their properties or assets, except for any of the foregoing which would not have a material adverse effect upon the financial condition, assets, liabilities, business or operations of F&M Bancorp and the F&M Subsidiaries, taken as a whole.

          4.8. Compliance with Laws; Governmental Authorizations. (a) Except where noncompliance would not have a material and adverse effect upon the condition (financial or otherwise), assets, liabilities, business or operations of F&M Bancorp and the F&M Subsidiaries, taken as a whole, (i) F&M
Bancorp and the F&M Subsidiaries are in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants franchises, licenses, and other governmental authorizations or approvals applicable to F&M Bancorp and the F&M Subsidiaries or to any of their properties; and (ii) all permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of F&M Bancorp and the F&M Subsidiaries as presently conducted have been duly obtained and are in full force and effect, and there are no proceedings pending or threatened which may result in the revocation, cancellation, suspension or materially adverse modification of any thereof.

          (b)   F&M  Bancorp has filed all reports  that  it  was
required to file with the SEC under the Exchange Act, all of which complied in all material respects with all applicable requirements of the Exchange Act and the rules and regulations adopted thereunder. As of their respective dates, each such report, statement, form or other document, including without limitation, any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

          4.9. Authority; Enforceability. The execution, delivery, and performance of this Plan by F&M Bancorp has been duly and validly authorized by its Board of Directors, subject only to requisite approval by the stockholders of F&M Bancorp and appropriate governmental regulatory authorities. This Plan is a valid and binding agreement of F&M Bancorp, enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          4.10. Brokers. All negotiations relating to this Plan and the transactions contemplated hereunder have been carried on by F&M Bancorp directly or through its counsel and there has been no intervention of any person as the result of any action of F&M Bancorp (and, so far as known to F&M Bancorp, no intervention of any other person) in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment.

          4.11.
Beneficial Ownership of Home Corporation Common Stock. As of the date hereof, F&M Bancorp does not beneficially own any shares of Home Corporation Common Stock or have any option, warrant or right of any kind to acquire the beneficial ownership of any Home Corporation Common Stock, except pursuant to the terms of this Plan, the terms of the Stock Option Agreement, attached hereto as Appendix III, or in a fiduciary capacity.

     5.  Covenants  of  Home Corporation.   Except  as  otherwise
consented to in writing by F&M Bancorp after the date of this Plan, Home Corporation covenants to and agrees with F&M Bancorp as follows:

          5.1. Information. (a) Home Corporation shall, upon reasonable notice, give to F&M Bancorp and to its officers, accountants, counsel, financial advisers, and other representatives reasonable access during Home Corporation's and the Home Subsidiaries' normal business hours throughout the period prior to the Effective Date to all of their properties, books, contracts, commitments, reports of examination (consistent with applicable law), depositor and stockholder lists, and records. Home Corporation and the Home Subsidiaries will, at their own expense, furnish F&M Bancorp during such period with all such information concerning their affairs as F&M Bancorp may reasonably request, including information for use in determining if the conditions of Section 7.3 have been satisfied, necessary to prepare the regulatory filings or applications to be filed with governmental regulatory authorities to obtain the approvals referred to in Section 2, and for use in any other necessary filings to be made with appropriate governmental regulatory authorities.

          (b) Home Corporation will not, and will cause its representatives not to, use any information obtained pursuant to
Section 6.3 for any purpose unrelated to the consummation of the transactions contemplated by this Plan. Subject to the requirements of law, Home Corporation will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to Section 6.3 unless such information (i) was already known to Home Corporation, (ii) becomes available to Home Corporation from other sources not known by Home Corporation to be bound by a confidentiality obligation, (iii) is disclosed with prior written approval of F&M Bancorp and the F&M Subsidiaries, or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Plan is terminated or the transactions contemplated by this Plan shall otherwise fail to be consummated, Home Corporation shall promptly cause all copies of documents or extracts thereof containing information and data as to F&M Bancorp and the F&M Subsidiaries to be returned.

          5.2. Conduct of Business. After the date of this Plan and pending the Effective Date, (a) Home Corporation and the Home Subsidiaries will conduct their business only in the ordinary course; (b) Home Corporation and the Home Subsidiaries shall not effect any change or amendment in their respective Charters or By-Laws; (c) except with respect to Home Corporation stock options outstanding on the date of this Plan which are or may become subject to exercise, Home Corporation and the Home Subsidiaries shall not change their authorized, issued or outstanding capital stock; (d) Home Corporation shall not declare any dividends in respect of its Common Stock; (e) except as disclosed in Schedule 5.2(d), Home Corporation and the Home Subsidiaries shall not increase employee compensation or benefit levels (except for annual increases not in excess of amounts established by its regular past practices), shall not establish or make any increase
in   any   employment,  compensation,  bonus,  pension,   option,
incentive or deferred compensation, retirement, death, profit sharing, or similar agreements or benefits of any of its past, present or future officers or employees, other than additional premiums to obtain an extension of directors' and officers' liability coverage for six years (which Home Corporation is
authorized  to  obtain),  and  shall  not  modify  the   existing
employment  agreements  with Richard W. Phoebus,  Sr.,  Celia  S.
Ausherman, Steven G. Hull and Salvatore M. Savino; (f) Home Corporation and the Home Subsidiaries shall not make any change in any of their accounting policies or practices unless required by generally accepted accounting principles or take any action which would cause the Merger not to be accounted for as a pooling-of-interests; (g) Home Corporation and the Home Subsidiaries
shall   not  incur  any  liability  for  borrowed  money   except
extensions of credit from the Federal Home Loan Bank of Atlanta (in which no single transaction shall exceed $5,000,000) and otherwise in the ordinary course of their banking business or place upon or permit any lien or encumbrance upon any of their properties or assets except liens of the type permitted in the exceptions to Section 3.7; and (h) Home Bank shall accept no further applications from its directors for participation in, and
shall   not   designate  any  of  its  directors  as   additional
participants in, its Amended and Restated Executive Compensation Plan for Directors. Pending the Effective Date, Home Corporation and the Home Subsidiaries shall (x) use commercially reasonable efforts to preserve their business organization and assets and to keep available the services of their full-time officers and
employees,  (y)  continue  in  effect  the  present   method   of
conducting their business, and (z) consult with F&M Bancorp as to making decisions or actions in matters (i) other than those in the ordinary course of business or (ii) except as disclosed in
Schedule 5.2(z)(ii), involving any capital expenditures in excess of $25,000.

          5.3. Consents. Home Corporation and the Home Subsidiaries will use commercially reasonable efforts to obtain any consents, approvals, or waivers from third parties necessary to the assignments and transfers contemplated hereby with respect to leases or other contracts, if any, delivered to F&M Bancorp pursuant to Section 3.8 or any other agreements requiring the same.

          5.4.
Meeting of Stockholders of Home Corporation; Document Preparation.
   (a) Home Corporation will duly call and will convene a meeting of its stockholders to act upon the transactions contemplated hereby as soon as practicable. Except to the extent legally required for the discharge by the board of directors of its fiduciary duties, Home Corporation will recommend approval of this Plan and the Merger to its stockholders, and will use commercially reasonable efforts to obtain a favorable vote
thereon.   The  calling  and holding  of  such  meeting  and  all
notices, transactions, documents, and information related thereto will be in compliance with all applicable laws.

          (b) Home Corporation shall furnish F&M Bancorp with such information concerning Home Corporation and the Home Subsidiaries as is necessary in order to cause the Proxy Statement/Prospectus (as defined in Section 6.2 hereof), insofar as it relates to such corporations, to comply with Section 6.2 hereof. Home Corporation agrees promptly to advise F&M Bancorp if at any time prior to the Home Corporation stockholder's meeting, any information provided by Home Corporation in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide F&M Bancorp with the information needed to correct such inaccuracy or omission. Home Corporation shall furnish F&M Bancorp with such supplemental information as may be necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to Home Corporation and the Home Subsidiaries, to comply with Section 6.2 after the mailing thereof to Home Corporation stockholders. The information provided and the representations made by Home Corporation and Home Bank to F&M Bancorp in connection with the Registration Statement described in Section 6.2, both at the time such information and representations are provided and made and at the Effective Date, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order (a) to make the statements made therein not false or misleading, or (b) to correct any statement contained in an earlier communication with respect to such information or representations which has become false or misleading. Home Corporation may rely upon all information provided to it by F&M Bancorp and its representatives in the preparation of the Proxy Statement/Prospectus and shall not be liable for any untrue statement of a material fact or any omission to state a material fact in the Proxy Statement/Prospectus, if such statement is made in reliance upon any information provided to it by F&M Bancorp or by any of its officers or authorized representatives.

          (c) Home Corporation shall promptly furnish F&M Bancorp with such information regarding the Home Corporation stockholders as F&M Bancorp requires to enable it to determine what filings are required under applicable state securities laws. Home Corporation authorizes F&M Bancorp to utilize in such filings the information concerning Home Corporation and the Home Subsidiaries provided to F&M Bancorp in connection with, or contained in, the Proxy Statement/Prospectus. Home Corporation shall promptly notify F&M Bancorp of all communications, oral or written, with the SEC concerning the Registration Statement and the Proxy Statement/Prospectus.

          5.5. Events Preceding Effectiveness. Home Corporation and the Home Subsidiaries will use commercially reasonable efforts to assure that each of the events specified in Section 2 which require action on its part shall occur on or before the Effective Date.

          5.6. No Solicitation of Other Offers. Home Corporation agrees that neither it nor any of the Home Subsidiaries nor any of their respective officers, directors and employees shall, and Home Corporation shall direct and use its best efforts to cause its and the Home Subsidiaries' agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of the Home Subsidiaries) not to, directly or indirectly, take any action to solicit or initiate any inquiries or the making of any offer or proposal (including without limitation any proposal to stockholders of Home Corporation) with respect to a merger, consolidation, business combination, liquidation, reorganization, sale or other disposition of any significant portion of assets (except Problem Assets, as defined in Section 9.7(a)), sale of shares of capital stock, or similar transactions involving Home Corporation or any of the Home Subsidiaries (any such inquiry, offer or proposal, an "Acquisition Proposal"), or, except as may be legally required for the discharge by the board of directors of its fiduciary duties, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal. As of the time hereof, Home Corporation is not engaged in any negotiations or discussions relating to an Acquisition Proposal. Home Corporation shall promptly notify F&M Bancorp orally and in writing of any Acquisition Proposal or any inquiries with respect thereto, such written notification to include the identity of the Person making such inquiry or Acquisition Proposal and such other information with respect thereto as is reasonably necessary to apprise F&M Bancorp of the material terms of such Acquisition Proposal. Home Corporation shall give F&M Bancorp contemporaneous written notice upon engaging in discussions or negotiations with, or providing any information regarding Home Corporation or any of the Home Subsidiaries to, any such person regarding an Acquisition Proposal.

          5.7. Reservation of Shares. Home Corporation shall have reserved a sufficient number of shares of its Common Stock for issuance upon exercise of the option granted pursuant to the Stock Option Agreement, attached hereto as Appendix III, which is to be executed by F&M Bancorp and Home Corporation, and shall have taken all other actions necessary to fulfill its obligations thereunder.

          5.8. Affiliate Agreements. Within 10 days of the date of this Plan, Home Corporation shall deliver or cause to be delivered to F&M Bancorp memoranda substantially in the form attached hereto as Appendix IV (the "Affiliates' Memoranda") and agreements substantially in the form attached hereto as Appendix V (the "Support Agreements") from each of its executive officers and directors (and shall use commercially reasonable efforts to obtain and deliver such memoranda and agreements from each stockholder of Home Corporation who (a) may be deemed to be an "affiliate" of Home Corporation, as that term is defined for purposes of the SEC Rules 145 and 405 or (b) may be restricted under the accounting rules applicable to a pooling-of-interests). Under the terms of the Affiliates' Memoranda, each such officer, director or stockholder shall acknowledge and agree (i) to abide by all limitations imposed by the Securities Act and by all rules, regulations and releases promulgated thereunder by the SEC with respect to the sale or other disposition of the shares of the Common Stock of F&M Bancorp to be received by such person pursuant to the Merger, and (ii) to abide by all limitations imposed by the accounting rules for the Merger to be accounted for as a pooling-of-interests. Under the terms of the Support Agreements, each such officer, director or stockholder shall agree to support and vote the shares of Common Stock of Home Corporation owned or controlled by him or her to ratify and confirm this Plan and the Merger.

          5.9.  Regulatory Approvals.  Home Corporation  and  the
Home  Subsidiaries  will,  where necessary,  cooperate  with  F&M
Bancorp's efforts to obtain all necessary regulatory approvals of the transactions contemplated by this Plan.

          5.10. Current Information; Advice of Changes. (a) During the period from the date of this Plan to the Effective Date, Home Corporation will cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of F&M Bancorp regarding its business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year) ending after the date of this Plan, Home Corporation will deliver to F&M Bancorp its quarterly reports on Form 10-Q, as filed with the SEC under the Exchange Act. As soon as reasonably available, but in no event more than 90 days after the calendar year, Home Corporation will deliver to F&M Bancorp its Annual Report on Form 10-K as filed with the SEC under the Exchange Act.

          (b) Between the date of this Plan and the Effective Date, Home Corporation shall promptly advise F&M Bancorp in writing of any fact which, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Plan or of any fact which, if existing or known as of the date hereof, would have made any of the representations contained herein untrue in any material respect.

          5.11. Public Announcements. Between the date of this Plan and the Effective Date, Home Corporation and the Home Subsidiaries will consult with F&M Bancorp before issuing any press release or otherwise making any public statements with respect to this Plan and the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as counsel may advise is required by law.

          5.12. Taxes. Home Corporation shall have filed with appropriate federal, state, county, municipal or foreign taxing authorities all tax returns required to be filed (taking any applicable extensions into consideration) on or before the Effective Date and shall have paid (or shall have made adequate provision or set up an adequate actual reserve on the financial statements referred to in Section 3.2 for the payment of) all taxes imposed by any taxing authority with respect to any Pre-Closing Tax Period (as hereinafter defined), together with any interest, additions or penalties related to any such taxes. For purposes of this Section 5.12, any reference to Home Corporation shall be deemed to include any corporation more than 50% of the outstanding capital stock (by vote or value) of which is owned by Home Corporation. "Pre-Closing Tax Period" shall mean (i) each taxable period that ends on or before the Effective Date and (ii) any taxable period that includes (but does not end on) the Effective Date (the period described in this clause (ii) being hereafter referred to as a "Straddle Period"). In the case of any tax for a Straddle Period, the covenant in the first sentence of this Section 5.12 shall be limited to the Pre-Closing Tax Amount determined as follows:

               (a) In the case of a periodic tax that is not based on income or receipts (e.g., an ad valorem property tax), the "Pre-Closing Tax Amount" shall be an amount equal to the amount of such tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days elapsed between the beginning of the Straddle Period and the Effective Date and the denominator of which is the total number of days in the Straddle Period; and

               (b) in the case of any other tax, the "Pre-Closing Tax Amount" shall be the amount of such tax for which Home Corporation would have been liable if the Straddle Period had ended as of the close of business on the day of the Effective Date.

          5.13. Pooling-of-Interests. Home Corporation shall use its best efforts not to permit any of the directors, officers, employees, stockholders, agents, consultants or other representatives of Home Corporation or any of the Home Subsidiaries to take any action that would preclude F&M Bancorp from treating the Merger as a "pooling-of-interests" for financial reporting purposes.

          5.14. Directors' Agreement. Home Corporation shall present the Directors' Agreement, in substantially the form attached hereto as Appendix X, to each of Howard B. Bowen and John J. McElwee, Jr., both of whom are directors of Home Bank and participants in its Amended and Restated Executive Compensation Plan for Directors, and shall cause each of them to enter into such Directors' Agreement with F&M Bancorp.

     6. Covenants of F&M Bancorp. Except as otherwise consented to in writing by Home Corporation after the date of this Plan, F&M Bancorp covenants to and agrees with Home Corporation as follows:

          6.1.
Applications to Governmental Regulatory Authorities. F&M Bancorp will promptly prepare and file with the appropriate governmental regulatory authorities an application requesting the regulatory approvals referred to in Section 2(e) and 2(f) and will use commercially reasonable efforts to secure favorable action on such applications, including without limitation commercially reasonable efforts to pursue an appeal of a denial of a regulatory approval.

          6.2. Registration of Shares. F&M Bancorp, with the assistance of Home Corporation and its representatives, will promptly file a Registration Statement with the SEC which shall include a joint proxy statement for F&M Bancorp and Home Corporation and a prospectus which shall satisfy all applicable requirements of applicable state and federal laws, including the Securities Act, the Exchange Act and applicable state securities laws and the rules and regulations thereunder (such joint proxy statement and prospectus, together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement/Prospectus," and the various documents to be filed by F&M Bancorp under the Securities Act with the SEC to register the F&M Bancorp Common Stock into which shares of the Common Stock of Home Corporation held by non-dissenting stockholders will be converted, including the Proxy Statement/Prospectus, are referred to herein as the "Registration Statement"). The number of shares to be registered will be an amount sufficient to allow all of the shares of the Common Stock of F&M Bancorp issued to holders of the Common Stock of Home Corporation pursuant to this Plan to be registered under the Securities Act. F&M Bancorp will use commercially reasonable efforts to secure the effectiveness of the Registration Statement and, after the Registration Statement has been declared effective, will issue the shares so registered to the non-dissenting holders of the Common Stock of Home Corporation on the Effective Date. F&M Bancorp may rely upon all information provided to it by Home Corporation and its representatives in the preparation of the Registration Statement, any post-effective amendment thereto and the Proxy Statement and shall not be liable for any untrue statement of a material fact or any omission to state a material fact in the Registration Statement, the post-effective amendment or the Proxy Statement, if such statement is made in reliance upon any information provided to it by Home Corporation or by any of its officers or authorized representatives. F&M Bancorp shall promptly take all such actions as may be necessary or appropriate in order to comply in all material respects with all applicable securities laws of any state having jurisdiction over the transactions contemplated by this Plan and the Merger. F&M Bancorp shall furnish Home Corporation with copies of all such filings and keep Home Corporation advised of the status thereof. F&M Bancorp shall promptly notify Home Corporation of all communications, oral or written, with the SEC concerning the Registration Statement and the Proxy Statement/Prospectus. Prior to the Effective Date, F&M Bancorp will cause the listing of the Common Stock of F&M Bancorp deliverable pursuant to this Plan on The National Market of The National Association of Securities Dealers, Inc. ("Nasdaq").

          6.3. Information.

          (a) F&M Bancorp shall, upon reasonable notice, give to Home Corporation and to its officers, accountants, counsel, financial advisors, and other representatives, reasonable access during F&M Bancorp's normal business hours throughout the period prior to the Effective Date to all of their properties, books, contracts, commitments, reports of examination (consistent with applicable law), depositor and stockholder lists, and records. F&M Bancorp and the F&M Subsidiaries will, at their own expense, furnish Home Corporation during such period with all such information concerning their affairs as Home Corporation may reasonably request.

          (b) F&M Bancorp acknowledges that information received by it concerning Home Corporation and the Home Subsidiaries and their operations is subject to the Confidentiality Agreement dated July 3, 1995 between F&M Bancorp and Home Corporation. Without limiting the foregoing, F&M Bancorp will not, and will cause its representatives not to, use any information obtained pursuant to Section 5.1 for any purpose unrelated to the consummation of the transactions contemplated by this Plan. Subject to the requirements of law, F&M Bancorp will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to
Section 5.1 unless such information (i) was already known to F&M Bancorp, (ii) becomes available to F&M Bancorp from other sources not known by F&M Bancorp to be bound by a confidentiality obligation, (iii) is disclosed with prior written approval of Home Corporation and the Home Subsidiaries, or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Plan is terminated or the transactions contemplated by this Plan shall otherwise fail to be consummated, F&M Bancorp shall promptly cause all copies of documents or extracts thereof containing information and data as to Home Corporation and the Home Subsidiaries to be returned; provided that the legal department of F&M Bancorp may retain one copy of such documents and materials. In the event that this Plan has been terminated or the transactions contemplated hereby shall have failed to be consummated and F&M Bancorp or any of its agents or representatives are requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the materials delivered or obtained pursuant to the Plan (the "Home Corporation Documentation"), F&M Bancorp shall provide Home Corporation with prompt written notice of any such request or requirement so that Home Corporation may seek a protective order or other appropriate remedy. If, in the absence of a protective order or other remedy, F&M Bancorp or any of its agents or representatives are compelled to disclose any of such Home Corporation Documentation to any tribunal or else stand liable for contempt or suffer other censure or penalty, F&M Bancorp or its agents or representatives may, without liability hereunder, disclose to such tribunal only that portion of the Home Corporation Documentation which F&M Bancorp's counsel advises F&M Bancorp is legally required to be disclosed, provided that F&M Bancorp shall exercise its best efforts to preserve the confidentiality of the Home Corporation Documentation, including, without limitation, by cooperating with Home Corporation to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Home Corporation Documentation by such tribunal.

          6.4. Events Preceding Effectiveness. F&M Bancorp will use commercially reasonable efforts to assure that each of the events specified in Section 2 shall occur on or before the Effective Date.

          6.5.  Consents.   F&M  Bancorp  will  use  commercially
reasonable efforts to obtain any consents, approvals or waivers from third parties required in connection with the transactions contemplated hereunder.

          6.6. Current Information; Advice of Changes. (a) During the period from the date of this Plan to the Effective Date, F&M Bancorp will cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of Home Corporation regarding its business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year) ending after the date of this Plan, F&M Bancorp will deliver to Home Corporation its quarterly reports on Form 10-Q, as filed with the SEC under the Exchange Act. As soon as reasonably available, but in no event more than 90 days after the calendar year, F&M
Bancorp will deliver to Home Corporation its Annual Report on Form 10-K as filed with the SEC under the Exchange Act.

          (b) Between the date of this Plan and the Effective Date, F&M Bancorp shall promptly advise Home Corporation in writing of any fact which, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Plan or of any fact which, if existing or known as of the date hereof, would have made any of the representations contained herein untrue in any material respect.

          6.7. Meeting of Stockholders of F&M Bancorp; Document
Preparation.
         (a) F&M Bancorp shall duly call and convene a stockholders' meeting to act upon the transactions contemplated hereby as soon as practicable, will recommend approval of this Plan and the Merger to its stockholders, and will use commercially reasonable efforts to obtain a favorable vote thereon. The calling and holding of such meeting and all notices, transactions, documents, and information related thereto will be in compliance with all applicable laws.

          (b) F&M Bancorp shall furnish such information concerning F&M Bancorp and the F&M Subsidiaries as is necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to such corporations, to comply with Section 6.2 hereof. F&M Bancorp agrees promptly to advise Home Corporation if at any time prior to the F&M Bancorp stockholders' meeting, any information provided by F&M Bancorp in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide Home Corporation with the information needed to correct such inaccuracy or omission. F&M Bancorp shall furnish Home Corporation with such supplemental information as may be necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to F&M Bancorp and the F&M Subsidiaries, to comply with Section 6.2 after the mailing thereof to F&M Bancorp stockholders. The information provided and the representations made by F&M Bancorp in connection with the Proxy Statement/Prospectus, both at the time such information and representations are provided and made and at the Effective Date, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order (a) to make the statements made therein not false or misleading, or (b) to correct any statement contained in an earlier communication with respect to such information or representations which has become false or misleading.

          6.8. Employment Agreements. Pursuant to Section 10(c) of this Plan, between the date of this Plan and the Effective Date, F&M Bancorp shall offer to enter into an employment agreement with Richard W. Phoebus, Sr. substantially in the form attached hereto as Appendix VI, and with each of Celia S. Ausherman, Steven G. Hull and Salvatore M. Savino substantially in the form attached hereto as Appendix VII.

          6.9. F&M Bancorp Common Stock. At the Effective Date, the F&M Bancorp Common Stock to be issued in exchange for the Home Corporation Common Stock pursuant to the terms of this Plan shall be duly authorized, validly issued, fully paid, and non-assessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by or through F&M Bancorp, with no personal liability attaching to the ownership thereof. The F&M Bancorp Common Stock to be issued upon exchange for the Home Corporation Common Stock pursuant to the terms of this Plan will be issued in all material respects in accordance with applicable state and federal laws, rules and regulations.

          6.10. Maintenance of Separate Existence. For a period of three (3) years after the Effective Date, F&M Bancorp shall (i) preserve the separate corporate existence of Home Bank; and (ii) continue in office the directors of Home Bank who are serving in such capacity on the Effective Date for the remainder of their current terms and until their successors are elected and have qualified (subject to the addition of two directors pursuant to Section 10(b) of this Plan); provided, however, that during the three-year period following the Effective Date, F&M Bancorp may terminate the separate corporate existence of Home Bank if Maryland or federal laws or regulations governing financial institutions are amended in such a way as to have a materially adverse effect on the business, operations or future prospects of F&M Bancorp if it were to continue to operate Home Bank as a separate corporate entity.

     7.         Conditions        Precedent        to         F&M
Bancorp's Obligations. Unless waived in writing by F&M Bancorp in its sole discretion, all obligations of F&M Bancorp hereunder shall be subject to the fulfillment prior to or at the Effective Date of the following conditions:

          7.1. Representations, Warranties, and Covenants. The representations and warranties of Home Corporation herein contained shall be true in all material respects as of the date hereof, shall be deemed made again at and as of the Effective Date, and shall be true in all material respects as so made again; Home Corporation and the Home Subsidiaries shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions required by this Plan to be performed or complied with by them on or prior to the Effective Date; and F&M Bancorp shall have received from Home Corporation an officers' certificate to their knowledge, information and belief in such detail as F&M Bancorp may reasonably request, dated the Effective Date and signed by its Chairman and Chief Executive Officer and Secretary, to the foregoing effect.

          7.2. No Adverse Changes. There shall not have been any materially adverse change in the financial condition, results of operations, assets, liabilities, or business of Home Corporation and the Home Subsidiaries, taken as a whole, from December 31, 1995 to the Effective Date. For purposes of this Section 7.2, a "materially adverse change" shall include, without limitation,
(a) a reduction of the stockholders' equity of Home Corporation to less than $18,382,000, (b) a decrease in the net income of Home Corporation for fiscal year 1996 to less than $1,000,000 on an annualized basis, (c) the reduction of core deposits (i.e., all deposits excepting certificates of deposit in excess of $100,000) of Home Bank to less than 95% of core deposits of Home Bank on December 31, 1995, or (d) an increase in Home Corporation's ratio of non-performing assets to total assets from that reported as of December 31, 1995 to greater than 7.5% at any time before the Effective Date (in the case of (a) and (b), the expenses of the transaction under this Plan shall not be taken into account).

          7.3. Events Preceding the Effective Date. Each of the events set forth in Section 2 shall have occurred and any other required regulatory approvals shall have been obtained.

          7.4. Other Evidence. Home Corporation shall have delivered to F&M Bancorp such further certificates and documents evidencing due action in accordance with this Plan, including certified copies of all applicable proceedings of stockholders or directors of Home Corporation pertaining to the transactions under this Plan, as F&M Bancorp shall reasonably request.

          7.5. No Adverse Proceedings, Events or Regulatory Requirements. No action or proceeding against F&M Bancorp or any of the F&M Subsidiaries or against Home Corporation or any of the Home Subsidiaries shall be pending which seeks to prevent consummation of the transactions contemplated by this Plan; and no order of any court shall have been entered which prohibits consummation of the Merger and the transactions contemplated by this Plan. No approval, consent, waiver or administrative action shall have included any condition or requirement that would (i) result in a materially adverse effect on F&M Bancorp or Home Corporation or (ii) so materially and adversely affect the economic or business benefits of the Merger that F&M Bancorp, in the sole judgment of F&M Bancorp, would not have entered into this Plan had such conditions or requirements been known at the date hereof.

          7.6. Consents, Etc. All requisite consents, undertakings, memoranda, agreements, exercises, and terminations by third parties which Home Corporation and the Home Subsidiaries have covenanted to use commercially reasonable efforts to obtain under Sections 5.3 and 5.8 shall have been obtained or waived by F&M Bancorp.

          7.7. Opinion of Tax Counsel. F&M Bancorp shall have received the opinion from its tax counsel required by Section 11.

          7.8. Opinion of Counsel. F&M Bancorp shall have received an opinion of counsel to Home Corporation, dated the Effective Date, in form and substance reasonably satisfactory to F&M Bancorp, covering the matters set forth in Appendix VIII hereto.

          7.9 Pooling-of-Interests Accounting. The holders of no more than 8% of the outstanding Common Stock of Home Corporation shall have taken all appropriate steps required by Md. Corps. & Ass'ns Code Section 3-203(a)(1) and (2) to dissent to this Plan, and F&M Bancorp shall have received a letter from an independent accounting firm chosen by F&M Bancorp to the effect that the Merger qualifies for pooling-of-interests accounting treatment if consummated in accordance with this Plan; provided, that such condition shall be void and of no further force and effect if F&M Bancorp has not received such letter because of any action or inaction of F&M Bancorp.

          7.10.      Directors'  Agreement.  Each  of  Howard  B.
Bowen and John J. McElwee, Jr. shall have entered into a Directors' Agreement with F&M Bancorp in the form attached hereto as Appendix X.

     8. Conditions Precedent to Home Corporation's Obligations. Unless waived in writing by Home Corporation in its sole discretion, all obligations of Home Corporation hereunder shall be subject to the fulfillment prior to or at the Effective Date of the following conditions:

          8.1. Representations, Warranties, and Covenants. The representations and warranties of F&M Bancorp herein contained shall be true in all material respects as of the date hereof, shall be deemed made again at and as of the Effective Date, and shall be true in all material respects as so made again; F&M Bancorp shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions required by this Plan to be performed or complied with by it on or prior to the Effective Date; and Home Corporation shall have received from F&M Bancorp an officers' certificate to their knowledge, information and belief in such detail as Home Corporation may reasonably request, dated the Effective Date and signed by its President and Secretary or Cashier, to the foregoing effect.

          8.2. No Adverse Changes. There shall not have been any materially adverse change in the financial condition, results of operations, assets, liabilities, or business of F&M Bancorp from December 31, 1995 to the Effective Date.

          8.3. Events Preceding the Effective Date. Each of the events set forth in Section 2 shall have occurred and any other required regulatory approvals shall have been obtained.

          8.4. Other Evidence. F&M Bancorp shall have delivered to Home Corporation such further certificates and documents evidencing due action in accordance with this Plan, including certified copies of all applicable proceedings of directors of F&M Bancorp pertaining to the transactions under this Plan, as Home Corporation shall reasonably request.

          8.5. Consents, Etc. All requisite consents, approvals or waivers which F&M Bancorp has covenanted to use commercially reasonable efforts to obtain under Section 6.5 shall have been obtained or waived by Home Corporation.

          8.6. Opinion of Tax Counsel. Home Corporation shall have received the opinion from tax counsel to F&M Bancorp required by Section 11.

          8.7. Fairness Opinion. Home Corporation shall have received a written opinion from Charles Webb & Company (or such other recognized investment firm as Home Corporation may select), dated contemporaneously with the date of the Proxy Statement, to the effect that the consideration to be received in the Merger is fair to the stockholders of Home Corporation from a financial point of view.

          8.8. Employment Agreements. Pursuant to Section 10(c) of this Plan, F&M Bancorp shall have offered to enter into an employment agreement with Richard W. Phoebus, Sr. substantially in the form attached hereto as Appendix VI, and shall have offered to enter into an employment agreement with each of Celia
S. Ausherman, Steven G. Hull and Salvatore M. Savino substantially in the form attached hereto as Appendix VII.

          8.9. Opinion of Counsel. Home Corporation shall have received an opinion of counsel to F&M Bancorp, dated the Effective Date, in form and substance reasonably satisfactory to Home Corporation, covering the matters set forth in Appendix IX hereto.

     9. Terms of the Merger.

          9.1. Structure of the Merger. At the Effective Date, subject to the terms and conditions of this Plan, Home Corporation will merge (the "Merger") with and into F&M Bancorp, the separate corporate existence of Home Corporation shall cease, and F&M Bancorp shall continue as the successor corporation (the "Successor Corporation"). Home Bank shall become a wholly-owned direct subsidiary of the Successor Corporation. From and after the Effective Date, the Merger shall have the effects set forth in Md. Corps. & Ass'ns Code Section 3-114.

          9.2. Conversion of Stock; Conversion Ratio.

               (a)  On the Effective Date, each share of the
     Home Corporation Common Stock outstanding immediately prior to the Effective Date (other than shares held by persons who perfect their dissenters' rights under Maryland law), shall, without any action on the part of the holder thereof, be canceled and converted into the number of shares of F&M Bancorp Common Stock (rounded to the nearest 0.01 share) which results after multiplication by the Conversion Ratio. The Conversion Ratio shall be a fraction, the numerator of which is the product of (i) 1.65 multiplied by (ii) the book value (calculated in accordance with Section 9.7) per share of Home Corporation Common Stock on the Calculation Date, and the denominator of which is the Average Market Value of a share of F&M Bancorp Common Stock. The Calculation Date shall be the last day of the month during which (i) all events listed in Section 2 shall have occurred and (ii) all conditions precedent listed in Sections 7 and 8 shall have been fulfilled or waived.

               (b) For purposes of the computation of the Conversion Ratio, if, at the Calculation Date, the Average Market Value of F&M Bancorp Common Stock is greater than 1.9 times the book value per share of F&M Bancorp Common Stock determined in accordance with generally accepted accounting principles, then in lieu of the Average Market Value, F&M Bancorp shall use a per share price for its Common Stock equal to 1.9 times the book value per share of its Common Stock as of the Calculation Date, determined in accordance with generally accepted accounting principles.

               (c) The Average Market Value of each share of the F&M Bancorp Common Stock shall be the arithmetic average of closing prices of F&M Bancorp Common Stock in the Composite Transaction Summary to the extent reported in The Wall Street Journal for the twenty (20) consecutive trading days preceding the Calculation Date.

               (d) No certificates for fractional shares of F&M Bancorp Common Stock shall be issued; in lieu thereof, each holder otherwise entitled to a fractional interest shall receive an amount in cash based on the Average Market Value of F&M Bancorp Common Stock on the Calculation Date. Each such holder shall have no other rights with respect to such fractional interest.

          9.3. Exchange Procedure.

               (a)   After  the Effective Date, certificates
     representing such shares of Common Stock of Home Corporation shall represent the right to receive certificates representing shares of Common Stock of F&M Bancorp determined in accordance with Section 9.2 hereof; such Home Corporation certificates at any time after the Effective Date may be exchanged by the holders thereof for new certificates for the appropriate number of shares of Common Stock of F&M Bancorp by forwarding such Home Corporation Common Stock certificates and the letter of transmittal provided by F&M Bancorp to the transfer agent for F&M Bancorp Common Stock, and the payment of cash in lieu of fractions, dividends, and other distributions on said stock may be withheld until the Home Corporation certificates are surrendered for exchange to the transfer agent for F&M Bancorp Common Stock; when such new certificates are issued, the holders thereof shall be entitled to be paid the amount (without any interest thereon) of all such withheld cash in lieu of fractions, dividends, or other distributions which have theretofore become payable with respect to such shares of Common Stock of F&M Bancorp.

               (b) As soon as possible after the Effective Date, the transfer agent for F&M Bancorp Common Stock shall send or cause to be sent a notice and transmittal form to each recordholder of a certificate theretofore evidencing shares of the Home Corporation Common Stock (other than to holders who have perfected their dissenters' rights under Maryland law).

               (c) All shares of F&M Bancorp Common Stock into which shares of Home Corporation Common Stock shall have been converted shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Home Corporation Common Stock.

          9.4. Stock  Options.

               (a) At the Effective Date, all options granted by Home Corporation which are outstanding under all Stock Option Plans previously adopted by Home Corporation to purchase shares of Home Corporation Common Stock, which are outstanding and unexercised immediately prior thereto (each, an "Outstanding Option"), shall be converted as to each whole share subject to such Outstanding Option into an option (each, an "Exchange Option") to purchase a number of shares of the Common Stock of F&M Bancorp equal to the number of shares of Home Corporation Common Stock which could have been purchased under the Outstanding Option multiplied by the Conversion Ratio.

               (b) The per share exercise price of each Exchange Option shall be equal to the price per share set forth in the Outstanding Option divided by the Conversion Ratio, rounded up to the nearest whole cent.

               (c) The Exchange Option shall otherwise have the same duration and other terms as the Outstanding
     Option.

               (d) The adjustments provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be effected in a manner consistent with Section 424(a) of the Code.

          9.5.
Articles of Incorporation of the Successor Corporation. The Articles of Incorporation of F&M Bancorp, as in effect immediately prior to the Effective Date, shall be the Articles of Incorporation of the Successor Corporation until thereafter amended as provided by law.

          9.6. By-Laws of the Successor Corporation. The By-Laws of F&M Bancorp, as in effect immediately prior to the Effective
Date, shall be the By-Laws of the Successor Corporation until thereafter amended as provided by law.

          9.7. Calculation of Home Corporation's Book Value. For purposes of Section 9.2 hereof, the book value of Home Corporation shall mean, subject to addition or subtraction for the items set forth in paragraphs (a) through (c) below, the calculation as of the Calculation Date of Home Corporation's total assets minus its total liabilities, calculated in conformity with generally accepted accounting principles applied on a basis consistent with past practices of Home Corporation:

               (a) Home Corporation's Allowance for Possible Losses (as shown on Schedule 9.7(a) hereof) (its "Total Allowance") as of the close of business on the Calculation Date shall be 35.12% of its Problem Assets on the Calculation Date, with any adjustments to the Total Allowance and other accounts necessary to achieve this percentage being accounted for in a manner that reflects the principles of Financial Accounting Standards Board Statement 109 ("FAS 109") and any other generally accepted accounting principles applicable to income taxes. For purposes of this calculation, Problem Assets consist of (i) loans classified as substandard, doubtful or loss and (ii) other real estate owned at the Calculation Date, based upon loan classification standards in effect as of December 31, 1995. No Problem Assets at December 31, 1995 (except for consumer loans and one-to-four family residential loans) shall be reduced or eliminated at the Calculation Date except to the extent payment is received by Home Bank or written off. Home Corporation has scheduled its Problem Assets at December 31, 1995 on Schedule 9.7(a).

               (b) If a special recapitalization assessment for the Savings Association Insurance Fund is imposed on Home Bank on or before the Calculation Date, the amount of the special recapitalization assessment shall be added back to Home Corporation's book value as of the close of business on the Calculation Date and the income tax accounts of Home Corporation shall be adjusted to reflect the treatment that would have been required under FAS 109 and any other generally accepted accounting principles applicable to income taxes as if the amount added back had never been imposed; provided that such calculation shall not increase book value by more than $925,000.

               (c) For purposes of determining book value, only normal and recurring items of income and expense (including any additional premiums to obtain extended directors' and officers' liability coverage) shall be considered; provided, that transactional expenses hereunder (other than such additional premiums) shall not be deducted as an expense.

               (d) Home Corporation shall prepare and provide to F&M Bancorp a schedule reflecting the calculation of its book value as of the Calculation Date, determined in accordance with the terms of this
     Section 9.7 within 10 days of the Calculation Date. Such schedule shall be submitted along with a report of Home Corporation's independent auditors which shall indicate that they have reviewed (i) each of the reports filed by Home Corporation with the SEC since the date of the 1995 audited consolidated financial statements, and specifying that they are not aware of any material modifications that should be made to such financial statements in order for them to be calculated in conformity with generally accepted accounting principles applied on a basis consistent with past practice of Home Corporation, and (ii) the schedule reflecting the calculation of the book value as of the Calculation Date in accordance with the terms of this
     Section 9.7 and specifying that nothing came to their attention that caused them to believe that the calculation of book value is not in accordance with the terms of this Section 9.7. Such schedule and supporting documentation are referred to as the Book Value Documentation. F&M Bancorp's certified public accountants shall, within 5 days of the receipt of the Book Value Documentation, either confirm in writing to Home Corporation that it finds the determination of book value to be acceptable or, if such is not the case, F&M Bancorp's independent certified public accountants shall set forth specifically and with particularity the basis for its disagreement. In the event that F&M Bancorp believes that an adjustment to book value is required, representatives of F&M Bancorp, Home Corporation and each of their independent certified public accountants shall meet within 5 days to discuss any areas of disagreement. In the event that the parties hereto determine to adjust Home Corporation's book value from that previously determined, Home Corporation shall promptly make the appropriate adjustments. If the parties hereto cannot reach agreement within 5 days of first meeting on this matter, they shall submit the matter for determination to a mutually acceptable independent third party independent accounting firm, whose determination shall be required within 10 days thereafter and shall be binding upon the parties.

          9.8. Anti-Dilution Provision. If F&M Bancorp takes any action which establishes, prior to the Effective Date, a record date or effective date for a stock dividend on its Common Stock, a split or reverse split of its Common Stock or any distribution on all shares of its Common Stock other than cash dividends, F&M Bancorp will take such action as shall be necessary in order that each share of Common Stock of Home Corporation will be converted into the same number of shares of the Common Stock of F&M Bancorp (whether such number is greater or less than the number otherwise provided for herein) that the owner of such shares would have owned immediately after the record date or effective date of such event had the Effective Date occurred immediately before such record date or effective date, and the Conversion Ratio set forth in Section 9.2 shall be adjusted accordingly. Home Corporation hereby agrees to any revision in the exchange ratio pursuant to this Section 9.8.

          9.9. Rights of Dissenting Stockholders. Each holder of shares of the Common Stock of Home Corporation which are voted against the approval of the Merger who perfects his appraisal rights pursuant to the provisions of Md. Corps. & Ass'ns Code
Section 3-201 et seq. (a "dissenting stockholder") shall be entitled to receive from F&M Bancorp in cash the value of such shares of the Common Stock of Home Corporation determined in accordance with the provisions of Md. Corps. & Ass'ns Code Section 3-201 et seq.

          9.10.
Restriction on Issuance or Repurchase of Securities. Nothing in this Plan shall limit the right of F&M Bancorp to issue or repurchase any of its stock or other securities in any manner and for any consideration permitted by law either in connection with acquisitions of new affiliates or otherwise, prior to or after the Effective Date.

     10.   Boards of Directors and Employment Matters.  Upon  the
Effective Date:

               (a) Promptly after the Effective Date of the Merger, F&M Bancorp will cause its Board of Directors to be expanded to include two additional members. Two of the directors of Home Corporation will then be elected to fill the two newly created vacancies until the next annual meeting of the stockholders of F&M Bancorp and until their successors are elected and have qualified. Prior to the Effective Date of the Merger, the Board of Directors of Home Corporation will designate the directors to be so elected, subject to the approval of the Nominating Committee of the Board of Directors of F&M Bancorp.

               (b) The members of the Board of Directors of Home Bank on the Effective Date will serve for the remainder of their current terms and until their successors are elected and have qualified. However, after the Effective Date, F&M Bancorp, as the sole stockholder of Home Bank, will cause the Board of Directors of Home Bank to be expanded to include two additional members, and shall appoint two individuals designated by the Nominating Committee of the Board of Directors of F&M Bancorp to fill the two newly created vacancies.

               (c)  F&M Bancorp will offer to enter into  an
     employment agreement substantially in the form attached hereto as Appendix VI with Richard W. Phoebus, Sr., the President and Chief Executive Officer of Home Corporation and Home Bank. F&M Bancorp will also offer to enter into employment agreements substantially in the form attached hereto as Appendix VII with each of Celia S. Ausherman, Steven G. Hull and Salvatore M. Savino (collectively and together with Mr. Phoebus, the "Contract Employees"). F&M Bancorp will offer to enter into each of these employment agreements before the Effective Date, but the effectiveness of each is to be conditioned upon the completion of the Merger. All such employment agreements shall constitute the entire understanding with respect to employment arrangements between F&M Bancorp and each of the Contract Employees, and shall supersede any and all prior understandings, written or oral, including any prior employment agreements between the Contract Employees and Home Corporation or Home Bank. The Contract Employees shall not be subject to the employment, compensation, severance, or benefit plan eligibility and participation arrangements set forth in Sections 10(e),
     (f), (g) and (h) of this Plan.

               (d) The employment of all officers and employees of Home Corporation will terminate on the Effective Date. One officer of Home Corporation will be appointed to serve as an officer of F&M Bancorp. Such officer will be designated by Home Corporation, subject to the approval of the Board of Directors of F&M Bancorp. Such officer may also continue to hold responsibilities he or she held at Home Bank prior to the Effective Date, and shall only be compensated in his or her capacity as an officer of Home Bank.

               (e) The officers and employees of Home Bank, other than the Contract Employees, will continue in their employment with Home Bank as at-will employees at the same compensation level they received with Home Bank before the Effective Date.

               (f)   Payments of $1,000, $500, or $250  will
     be made to each of those officers, full-time employees, or part-time employees, respectively, of Home Bank, other than the Contract Employees, who either (i) remain employed by Home Bank for six months continuously thereafter or (ii) leave such employment at the request of Home Bank within six months after the Effective Date. Such payments shall be made six months after the Effective Date, in the case of those who remain in the employment of Home Bank, or within 15 business days after the date of termination, in the case of those who are requested to leave employment.

               (g) In addition to any payments required under Section 10(f), a severance payment will be made to those employees of Home Bank, other than the Contract Employees, who remain employed by Home Bank on the Effective Date, but leave such employment at the request of Home Bank within six months after the Effective Date for other than just cause. The amount of the severance payment for each such employee will be two weeks' pay at the most recent compensation level of that employee. The severance payment shall be made within 15 business days after the date of termination of the employee.

               (h)   F&M  Bancorp will review  the  benefits
     provided to employees of Home Bank under the employee benefit plans maintained by Home Bank and disclosed pursuant to Section 3.8(b). F&M Bancorp will provide the employees of Home Bank who continue as at-will employees of F&M Bancorp after the Effective Date either with benefits under F&M Bancorp's employee benefit plans or with benefits under Home Bank's employee benefit plans, whichever F&M Bancorp in its sole discretion deems to be more advantageous taken as a whole (and not on a plan-by-plan basis) to the employees of Home Bank. In that connection, F&M Bancorp may, in its sole discretion, freeze or terminate the employee benefit plans of Home Bank, merge them with one or more employee benefit plans of F&M Bancorp, or continue to maintain them. If F&M Bancorp decides to freeze, terminate or merge the employee benefit plans of Home Bank, after the Effective Date all full-time officers and employees of Home Bank who continue as at-will employees of Home Bank may participate in the equivalent employee benefit plans of F&M Bancorp to the extent they are eligible to do so under the terms of such plans or programs as are in force on the Effective Date, with credit given for their prior service with Home Bank for purposes of allocation, eligibility and vesting.

               (i) Except as disclosed on Schedule 3.8, F&M Bancorp will discontinue health and life insurance benefits to retired officers and employees of Home Corporation except to the extent that coverage may continue after, and Home Corporation may have paid for the coverage prior to, the Effective Date.

               (j) For such period of time as is covered by any extension of the directors' and officers' liability coverage of Home Corporation and the Home Subsidiaries, but in no event longer than 6 years from the Effective Date, after the Effective Date F&M Bancorp agrees to cause Home Bank, or if such entity is no longer in existence, F&M Bancorp shall continue to indemnify all persons who, as of the Effective Date, are directors, officers, employees and agents of Home Corporation or the Home Subsidiaries to the same extent that such persons are indemnified pursuant to the Articles of Incorporation or By-Laws of Home Corporation and/or the Home Subsidiaries on the date hereof, with respect to matters occurring prior to the Effective Date.

     11.    Opinion  of  Tax  Counsel.   F&M  Bancorp  and   Home
Corporation shall have received an opinion from tax counsel to F&M Bancorp to the effect that:

               (a) The transfer of all of the assets of Home Corporation to F&M Bancorp, and the assumption by F&M Bancorp of the liabilities of Home Corporation pursuant to the terms of this Plan, will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code. Home Corporation and F&M Bancorp will each be a "party to the reorganization" within the meaning of Section 368(b) of the Code.

               (b) No gain or loss will be recognized to a stockholder of Home Corporation on the conversion of Common Stock of Home Corporation solely into shares of the Common Stock of F&M Bancorp. No gain or loss will be recognized by Home Corporation upon the transfer of all of its assets to F&M Bancorp in exchange for shares of the Common Stock of F&M Bancorp and the assumption by F&M Bancorp of the liabilities of Home Corporation. No gain or loss will be recognized to F&M Bancorp upon the receipt by F&M Bancorp of all of the assets of Home Corporation in exchange for shares of the Common Stock of F&M Bancorp and the assumption by F&M Bancorp of the liabilities of Home Corporation.

               (c)   The  basis of the shares of the  Common
     Stock of F&M Bancorp received by a stockholder of Home Corporation will be the same as the basis of the shares of the Common Stock of Home Corporation which were converted into F&M Bancorp shares pursuant to the Merger. The holding period of shares of the Common Stock of F&M Bancorp received by a stockholder of Home Corporation will include the period during which he held the shares of the Common Stock of Home Corporation which were converted into F&M Bancorp shares pursuant to the Merger, provided that the shares of Common Stock of Home Corporation is held as a capital asset by the stockholder of Home Corporation on the Effective Date.

               (d) The basis of each asset of Home Corporation in the hands of F&M Bancorp will be the same as the basis of such asset in the hands of Home Corporation immediately prior to the Merger; the holding period of each such asset in the hands of F&M Bancorp will include the periods during which such asset was held by Home Corporation.

               (e)   No  gain or loss will be recognized  to
     the stockholders of F&M Bancorp as a result of the transactions contemplated by this Plan.

               (f) Where cash is received by a stockholder of Home Corporation in lieu of a fractional share of the Common Stock of F&M Bancorp to which the stockholder may be entitled, such cash will be treated as received by the stockholder as a distribution in redemption of his fractional share interest.

               (g) The accumulated earnings and profits of Home Corporation on the Effective Date will be added to the accumulated earnings and profits of F&M Bancorp and will be available for subsequent distributions of dividends within the meaning of Section 316 of the Code.

     12. Amendment of the Plan. This Plan may be amended at any time prior to the Effective Date in response to comments of governmental regulatory authorities or otherwise; provided that any such amendment is in writing and is approved by the Board of Directors of each of the parties hereto.

     13.   Abandonment  of  the Plan; Effect  Thereof.   Anything
herein to the contrary notwithstanding, and notwithstanding any stockholder vote or approval, this Plan may be terminated and abandoned:

               (a) by mutual consent of the Boards of Directors of Home Corporation and F&M Bancorp, or

               (b) by F&M Bancorp or Home Corporation, if its Board of Directors so determines, in the event of the failure of the stockholders of F&M Bancorp or Home Corporation to approve this Plan at the meetings of stockholders called to consider such approval, unless in each case the failure of such occurrence shall be due to the failure of the party seeking to terminate this Plan to perform or observe its agreement set forth herein to be performed or observed by such party at or before the Effective Date; or

               (c) by F&M Bancorp or Home Corporation, if its Board of Directors so determines, in the event of a material breach by the other party hereto of any representation, warranty, covenant or agreement contained herein which is not cured or not curable within 60 days after written notice of such breach is given to the party committing such breach by the other party; or

               (d)  by F&M Bancorp by written notice to Home
     Corporation if prior to December 31, 1996 (i) any approval, consent or waiver of any governmental entity required to permit consummation of the transactions contemplated hereby shall have been denied, (ii) any approval, consent or waiver of any governmental entity required to permit consummation of the transactions contemplated hereby shall include any condition or requirement that would (i) result in a materially adverse effect on F&M Bancorp or Home Corporation or
     (ii) so materially and adversely affect the economic or business benefits of the Merger that F&M Bancorp, in the sole judgment of F&M Bancorp, would not have entered into this Plan had such conditions or requirements been known at the date hereof, (iii) any action or proceeding against F&M Bancorp or any of the F&M Subsidiaries or against Home Corporation or any of the Home Subsidiaries shall be pending which seeks to prevent consummation of the transactions contemplated by this Plan, or (iv) any court shall have entered an order which prohibits consummation of the Merger and the transactions contemplated by this Plan, or

               (e) by F&M Bancorp or Home Corporation, by action of the Board of Directors of either party and the delivery of written notice by either party to the other, in the event that the Merger is not consummated by December 31, 1996, unless the failure to so consummate by such time is due to the breach of any representation, warranty, agreement or covenant contained in this Plan by the party seeking to terminate, or if prior to December 31, 1996, any governmental entity of competent jurisdiction shall have issued a final, unappealable order or ruling enjoining or otherwise prohibiting consummation of the transactions contemplated by this Plan, or

               (f) by action of the Board of Directors of Home Corporation in their sole discretion in accordance with Section 5.6, or

               (g) By either F&M Bancorp or Home Corporation if, at the Calculation Date, the Average Market Value (as defined in Section 9.2(c)) of F&M Bancorp Common Stock is less than 1.6 times the book value per share of F&M Bancorp Common Stock determined in accordance with generally accepted accounting principles; provided, however, that if F&M Bancorp elects (and Home Corporation agrees), for purposes of the computation of the Conversion Ratio (as defined in Section 9.2(a)),
     F&M Bancorp may use a per share price for the F&M Bancorp Common Stock of 1.6 times the book value per share of its Common Stock on the Calculation Date, determined in accordance with generally accepted accounting principles, in lieu of the Average Market Value. In either such case, F&M Bancorp or Home Corporation, as the case may be, shall give prompt written notice to Home Corporation or F&M Bancorp of such election and Home Corporation or F&M Bancorp, as the case may be, shall then provide prompt written notice to F&M Bancorp or Home Corporation of its willingness to proceed with such modification; and, under such circumstances, no abandonment or termination shall be deemed to have occurred pursuant to this
     Section 13(e), and this Plan shall remain in full force and effect in accordance with its terms, except as the per share price for the Common Stock of F&M Bancorp shall have been so modified; or

               (h) in the event of the termination of this Plan by either F&M Bancorp or Home Corporation, as provided above, this Plan shall thereafter become void and there shall be no liability on the part of any party hereto or their respective officers or directors, except that any such termination shall be without prejudice to the rights of any party hereto arising out of the willful breach of any other party of any covenant or willful misrepresentation contained in this Plan.

     14. Expenses. Whether or not the transactions hereunder are consummated, each party to the Plan shall pay its own expenses relating hereto, including fees and disbursements of its counsel and accountants; provided, however, that F&M Bancorp shall pay (a) filing fees in respect of regulatory approvals required in order to consummate the Merger, including the registration fee of the SEC, filing fees in respect of state "blue sky" laws, the fee payable to The National Association of Securities Dealers, Inc. in respect of the listing on Nasdaq of the shares of F&M Bancorp Common Stock to be issued pursuant to this Plan and (b) the costs of printing and mailing the Proxy Statement/Prospectus. The foregoing shall not be construed as a limitation of damages in the event of breach.

     15. Notices. All notices, requests, demands, and other communications under or connected with this Plan shall be in writing, and (a) if to F&M Bancorp, shall be addressed to F&M Bancorp, 110 Thomas Johnson Drive, Post Office Box 518, Frederick, Maryland 21705, attention of Gordon M. Cooley, Secretary and Legal Officer, with a copy to its counsel, Piper & Marbury l.l.p., 36 South Charles Street, Baltimore, Maryland 21201-3010, attention of James J. Winn, Jr., Esquire; or (b) if to Home Corporation, shall be addressed to Home Federal Corporation, 122-128 West Washington Street, Hagerstown, Maryland 21740, attention of Richard W. Phoebus, Sr., President and Chief Executive Officer, with a copy to its counsel, Elias, Matz, Tiernan & Herrick L.L.P., 12th floor, The Walker Building, 734 15th Street, N.W., Washington, D.C., 20005, attention of Norman
B. Antin, Esquire. Any such notices, requests, demands, and other communications shall be mailed, postage prepaid, first class mail, or delivered personally and shall be sufficient and effective when delivered to or received at the address as specified. Each of the parties may change the address at which it is to receive communications by like written notice to the other.

     16. Entire Agreement; Effect. This Plan (including the financial statements, lists, schedules, and documents delivered pursuant hereto, which are made a part hereof) is intended by the parties to and does constitute the entire agreement of the parties with respect to the transaction contemplated hereunder. This Plan supersedes any and all prior understandings, including prior letters of intent, and it may not be changed, waived, discharged, or terminated orally, but only in writing by a party against which enforcement of the change, waiver, discharge, or termination is sought.

     17. Representations, Warranties and Agreements. Except as set forth in this Section 17, all representations, warranties and agreements of F&M Bancorp and Home Corporation made in this Plan, or in any instrument delivered by F&M Bancorp or Home Corporation pursuant to this Plan, shall expire at the Effective Date. In the event of the consummation of the transactions contemplated hereby, the agreements contained in or referred to in Sections 9 and 10 shall survive the Effective Date. In the event of the termination of this Plan in accordance with its terms, the agreements contained in or referred to in Sections 5.1, 5.6, 6.3 and 14 shall survive such termination. Except as provided in the first sentence of this Section 17, nothing contained herein shall be construed to limit the liability of a party to another party for damages caused by a breach of this Plan.

     18. Governing Law. This Plan shall be governed by, and shall be interpreted in accordance with, the laws of the State of Maryland or, to the extent applicable, the federal laws of the United States of America.

     19. General. The section headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretations of this Plan. This Plan may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Plan shall inure to the benefit of and be binding upon the parties hereto and their respective successors but shall not be assigned to and shall not create any rights in favor of any other party. Any purported assignment in violation of this Section 19 shall be void.

     IN WITNESS WHEREOF, F&M Bancorp and Home Corporation have caused this Plan to be duly executed by their respective chairmen or presidents, and their respective seals to be hereunto affixed and attested by their respective secretaries, thereunto duly authorized as of the date first above written.


ATTEST:      [SEAL]                F&M BANCORP



/s/ Gordon M. Cooley               By:/s/ Charles W. Hoff, III
Gordon M. Cooley                      Charles W. Hoff, III
Secretary                             Chairman of the Board and
                                      Chief Executive Officer


ATTEST:      [SEAL]                HOME FEDERAL CORPORATION



/s/ Celia S. Ausherman             By:/s/ Richard W. Phoebus, Sr.
Celia S. Ausherman                    Richard W. Phoebus, Sr.
Secretary                             President and Chief Executive Officer


                                                       APPENDIX I

                        LIST OF SCHEDULES

A.   Schedules to be Provided by Home Corporation to F&M Bancorp.

Schedule 3.1(a).   List  of subsidiaries of Home Corporation  and
             their places of incorporation.

Schedule 3.1(b).   Ownership of Home Subsidiaries; Joint Ventures
             and Partnerships.

Schedule 3.1(c).   Charters  and by-laws of Home Corporation  and
             each of the Home Subsidiaries.

Schedule 3.1(d).   List of outstanding options, warrants, rights,
             or obligations of any kind entitling the holder thereof to acquire shares of the Common Stock of Home Corporation or outstanding securities or instruments that are convertible into shares of the Common Stock of Home Corporation.

Schedule 3.2.Consolidated    Financial   Statements    of    Home
             Corporation at December 31,  1991, 1992, 1993,  1994
             and 1995 and for each of the years then ended, as reported upon by Smith, Elliott, Kearns & Company.

Schedule 3.3.Tax  Returns of Home Corporation to Federal,  State,
             County, Municipal or Foreign Taxing Authorities for the taxable years 1990, 1991, 1992, 1993 and 1994.

Schedule 3.7.1.   List of Liens and Encumbrances on Property.

Schedule 3.7.2.   List of Leases.

Schedule 3.8.Plans, Contracts and Agreements.

Schedule 3.9.Litigation, Etc.

Schedule 3.10.    Environmental Matters.

Schedule 3.12.    Pension and Welfare Matters.

Schedule 3.13.    Related Party Transactions.

Schedule 3.14.    No Conflicts with Other Documents.

Schedule 3.17.      Insurance   Policies,   including   Financial
             Institutions Bonds.

Schedule 3.19.     Agreement between Home Corporation and Charles
             Webb & Company.

Schedule 5.2(e)    Increases in Employee Compensation or  Benefit
             Levels.

Schedule 5.2(z)(ii)      Capital  Expenditures   In   Excess   of
             $25,000.

Schedule 9.7(a).    Schedule  of  Home  Corporation's  (i)  loans
             classified  as substandard, doubtful  or  loss;  and
             (ii)   real   estate   owned;   Home   Corporation's
             Allowance for Possible Losses.

B.   Schedules to be Provided by F&M Bancorp to Home Corporation.

Schedule 4.1(c).  List of subsidiaries of F&M Bancorp.

1. Farmers and Mechanics National Bank, a federally chartered commercial bank.

The  following are subsidiaries of Farmers and Mechanics National
Bank:

1.   Key Holdings, Inc., a Maryland corporation.

2.   Key Management, Inc., a Delaware corporation.

3.   Key  Holdings, Inc. owns a 60% limited partnership  interest
     in   Monocacy  Center  Associates  Limited  Partnership,   a
     Virginia Limited Partnership.

Schedule 4.1(e).   Charters and by-laws of F&M Bancorp  and  each
             of the F&M Subsidiaries.

Also provided is a copy of the Limited Partnership Agreement of Monocacy Center Associates Limited Partnership.

Schedule 4.2.Consolidated  Financial Statements  of  F&M  Bancorp
             and its subsidiary at December 31, 1990, 1991, 1992, 1993, 1994 and 1995 and for each of the years then ended, as reported upon by Keller Bruner & Company, L.L.C.

These have been provided as part of F&M Bancorp's Annual Reports for the corresponding years.

Schedule 4.4.List of Certain Changes or Events.

None.

Schedule 4.6.Litigation, Etc.

      The  Bank has been named as defendant in two actions.   Our
insurance carrier has been notified in both instances and is providing a defense. The amounts claimed in each suit are within the limits of coverage of our insurance policies.

1.   F&M ats Garry

      On June 15 the Bank was served with a complaint filed by Rachel Suzanne Garry alleging that, as a result of our negligence in reporting information to the Frederick City Police Department, she had been libeled. The specifics are that during the Bank's investigation of a customer complaint that the customer's ATM card had been used, without her authorization, to withdraw funds from her account, the Bank developed information including a photograph of an unidentified person which the Bank believed to be the person using the customer's ATM card without authorization. The Bank turned the photograph and other relevant records over to the Frederick City Police. The police turned the photograph and other information over to the Frederick News Post which ran a story asking its readers to contact the local police about the identity of the woman depicted indicting that she was a suspect in ATM thefts. Ms. Garry's suit alleged that she is the person in the photograph and that she has been libeled by its publication. The Frederick News Post has been dismissed from the case. The remaining defendants are Frederick City, the Frederick City Police Department, the investigating officer, and Chevy Chase Savings Bank, at whose ATM the photograph was taken. The Police, in deposition, confirmed that our Bank had provided them with photographs, when available, numerous times in the past but that the Police had never caused them to be printed in the newspaper previously and did not advise us that the photographs would be used for that purpose in the Garry instance.

     The Bank has just filed a Motion for Summary Judgment.

2.   F&M ats McClellan

      On November 2, 1995 the Bank was served with a complaint by Bonita McClellan alleging personal injury as a result of a slip and fall due to an icy sidewalk condition in front of the Bank's Emmitsburg office. The nature of the Plaintiff's injuries are not detailed in the Complaint. The Branch Manager was familiar with Ms. McClellan's claim, having made the standard report of the incident at the time of the alleged incident.

      The Bank has answered the suit generally denying liability and has requested an itemized settlement demand which has not been forthcoming.


                                                      APPENDIX II
                       ARTICLES OF MERGER

                             BETWEEN

                           F&M BANCORP
                    (a Maryland Corporation)

                               AND

                    HOME FEDERAL CORPORATION
                    (a Maryland Corporation)




     F&M BANCORP, a corporation duly organized and existing under the laws of the State of Maryland ("F&M Bancorp") and HOME FEDERAL CORPORATION, a corporation duly organized and existing under the laws of the State of Maryland ("Home Federal"), do hereby certify that:

     FIRST:  F&M Bancorp and Home Federal agree to merge.

     SECOND: The name and place of incorporation of each party to these Articles are F&M Bancorp, a Maryland corporation, and Home Federal Corporation, a Maryland corporation. F&M Bancorp shall survive the merger and shall continue under the name "F&M Bancorp" as a corporation of the State of Maryland.

     THIRD:   F&M  Bancorp has its principal office in  Frederick
County.   Home  Federal  has its principal office  in  Washington
County and owns an interest in land in Baltimore City, Washington
County,          County, and _________ County.

     FOURTH: The terms and conditions of the transaction set forth in these Articles were advised, authorized, and approved by each corporation party to these Articles in the manner and by the vote required by its Charter and the laws of the state of its incorporation. The manner of approval was as follows:

     (a)  The Boards of Directors of F&M Bancorp and Home Federal
at    meetings   duly   held   on                 ,   1996,   and
, 1996, respectively, adopted a resolution which declared that the proposed merger was advisable on substantially the terms and conditions set forth or referred to in the resolution and directed that the proposed merger be submitted for consideration at special meetings of the stockholders of the respective parties.

     (b) Notice which stated that a purpose of the meeting was to act on the proposed merger was given by F&M Bancorp and Home
Federal as required by law.

     (c) The proposed merger was approved by the stockholders of each corporation at a special meeting of stockholders held
,  1996 and              , 1996, respectively, by the affirmative
vote of two-thirds of all the votes entitled to be cast on the matter.

     FIFTH: No amendment to the Charter of F&M Bancorp is to be effected as a part of the merger.

     SIXTH: The total number of shares of stock of all classes which F&M Bancorp has authority to issue is 10,000,000 shares of Common Stock (par value $5.00 per share). The aggregate par value of all the shares of stock of all classes of F&M Bancorp is $50,000,000. The total number of shares of stock of all classes which Home Federal has authority to issue is 15,000,000 shares, of which 5,000,000 shares are Preferred Stock (par value $0.10 per share) and 10,000,000 shares are Common Stock (par value $1.00 per share). The aggregate par value of all the shares of stock of all classes of Home Federal is $10,500,000.

     SEVENTH: The merger does not increase the authorized stock of F&M Bancorp.

     EIGHTH:   The  manner and basis of converting or  exchanging
shares  of  Common  Stock of Home Federal into shares  of  Common
Stock of F&M Bancorp are as follows:

     (a) Each issued and outstanding share of Common Stock of F&M Bancorp on the effective date shall continue, without change, to be an issued and outstanding share of Common Stock of F&M
Bancorp.

     (b)   [Except with respect to Home Federal stockholders  who
have perfected their dissenters' rights pursuant to Md. Corps. & Ass'ns Code Section 3-201 et seq.,] each issued and outstanding share of Common Stock of Home Federal on the effective date of the merger, shall upon effectiveness and without further act, be
converted  into, and become           shares of Common  Stock  of
F&M Bancorp. Cash will be paid in lieu of fractional shares at the rate of $_________ per share.

     (c) After the effective date of the merger, certificates representing shares of Common Stock of Home Corporation shall represent the right to receive certificates representing shares of Common Stock of F&M Bancorp; such Home Corporation certificates at any time after the effective date of the merger may be exchanged by the holders thereof for new certificates for the appropriate number of shares of Common Stock of F&M Bancorp by forwarding such Home Corporation Common Stock certificates and the letter of transmittal provided by F&M Bancorp to the transfer agent for F&M Bancorp Common Stock, and the payment of cash in lieu of fractions, dividends, and other distributions on said stock may be withheld until the Home Corporation certificates are surrendered for exchange to the transfer agent for F&M Bancorp Common Stock; and when such new certificates are issued, the holders thereof shall be entitled to be paid the amount (without any interest thereon) of all such withheld cash in lieu of fractions, dividends, or other distributions which have theretofore become payable with respect to such shares of Common Stock of F&M Bancorp.

     NINTH:   The  merger shall become effective [upon acceptance
for  record  by the Maryland State Department of Assessments  and
Taxation] [on              , 1996].

     IN WITNESS WHEREOF, F&M BANCORP and HOME FEDERAL CORPORATION have caused these Articles to be signed in their respective names and on their respective behalves by their respective presidents and witnessed by their respective secretaries on
              , 1996.

WITNESS:                       F&M BANCORP
                                 (a Maryland corporation)



                               By
           Secretary                        President


WITNESS:                       HOME FEDERAL CORPORATION
                                 (a Maryland corporation)



                               By
           Secretary                        President



     THE UNDERSIGNED, President of F&M BANCORP, who executed on behalf of the Corporation the foregoing Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Merger to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.





                                             President


     THE UNDERSIGNED, President of HOME FEDERAL CORPORATION, who executed on behalf of the Corporation the foregoing Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Merger to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.





                                             President


                                                     APPENDIX III

                 FORM OF STOCK OPTION AGREEMENT

      This STOCK OPTION AGREEMENT (this "Option Agreement") dated as of April 2, 1996, between HOME FEDERAL CORPORATION ("Home
Corporation"),  a  Maryland corporation, and  F&M  BANCORP  ("F&M
Bancorp"), a Maryland corporation, recites and provides:

      A.    The  Board of Directors of Home Corporation  and  F&M
Bancorp  have approved a Plan and Agreement to Merge dated  April
2,  1996 (the "Plan") providing for the merger (the "Merger")  of
Home Corporation with and into F&M Bancorp.

      B. As a condition to and as consideration for F&M Bancorp's entry into the Plan and to induce such entry, Home Corporation has agreed to grant to F&M Bancorp the option set forth herein to purchase authorized but unissued shares of Home Corporation Common Stock.

     NOW, THEREFORE, the parties agree as follows:

     1.   Definitions.

      Capitalized terms defined in the Plan and used herein shall have the same meanings as in the Plan.

     2.   Grant of Option.

      Subject to the terms and conditions set forth herein, Home Corporation hereby grants to F&M Bancorp an option (the "Option") to purchase up to 501,282 shares of Home Corporation Common Stock at an exercise price of $__________ per share payable in cash as provided in Section 4; provided, however, that in the event Home Corporation issues or agrees to issue any shares of Home Corporation Common Stock (other than as permitted under the Plan) at a price less than $__________ per share (as adjusted pursuant to Section 6), the exercise price shall be such lesser price.

     3.   Exercise of Option.

           (a) Unless F&M Bancorp shall have breached in any material respect any covenant or representation contained in the Plan and such breach has not been cured, F&M Bancorp may exercise the Option, in whole or part, at any time or from time to time if a Purchase Event (as defined below) shall have occurred and be continuing; provided that to the extent the Option shall not have been exercised, it shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Date of the Merger, or (ii) the termination of the Plan in accordance with the provisions thereof prior to the occurrence of a Purchase Event (other than as a result of a willful breach by Home Corporation of any Specified Covenant or as a result of failure of Home Corporation's stockholders to approve the Plan by the vote required under applicable law or under Home Corporation's Charter), or (iii) 12 months after termination of the Plan due to a willful breach by Home Corporation of any Specified Covenant or failure of Home Corporation's stockholders to approve the Plan by the vote required under applicable law or under Home Corporation's Charter; provided, however, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law, including, without limitation, the Bank Holding Company Act of 1956, as amended. Any exercise of the Option shall be subject to compliance with applicable provisions of law.

           (b) As used herein, a "Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

               (i)  Home Corporation or Home Federal Savings Bank
     ("Home Bank"), without having received F&M Bancorp's prior written consent, shall have entered into an agreement with any person (x) to merge or consolidate, or enter into any similar transaction, except as contemplated in the Plan, (y) to purchase, lease or otherwise acquire all or substantially all of the assets of Home Corporation or Home Bank, or (z) to purchase or otherwise acquire (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 15% or more of the voting power of Home Corporation or Home Bank;

                (ii) any person (other than Home Corporation or Home Bank in a fiduciary capacity, or F&M Bancorp or Farmers and Mechanics National Bank in a fiduciary capacity) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding shares of Home Corporation Common Stock after the date hereof (the term "beneficial ownership" for purposes of this Option Agreement having the meaning assigned thereto in
     Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and the regulations promulgated thereunder);

                (iii) any person shall have made a bona fide proposal to Home Corporation by public announcement or written communication that is or becomes the subject of public disclosure to acquire Home Corporation or Home Bank by merger, consolidation, purchase of all or substantially all of its assets or any other similar transaction, and following such bona fide proposal the stockholders of Home Corporation vote not to adopt the Plan; or

                 (iv) Home Corporation shall have willfully breached any Specified Covenant following a bona fide proposal to Home Corporation or Home Bank to acquire Home Corporation or Home Bank by merger, consolidation, purchase of all or substantially all of its assets or any other similar transaction, which breach would entitle F&M Bancorp to terminate the Plan (without regard to the cure periods provided for therein) and such breach shall not have been cured prior to the Notice Date (as defined below).

                If more than one of the transactions giving rise to a Purchase Event under this Section 3(b) is undertaken or effected, then all such transactions shall give rise only to one Purchase Event, which Purchase Event shall be deemed continuing for all purposes hereunder until all such transactions are abandoned. As used in this Option Agreement, "person" shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

           (c) In the event F&M Bancorp wishes to exercise the Option, it shall send to Home Corporation a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise, and (ii) a place and date not earlier than three business days nor later than 60 business days after the Notice Date for the closing of such purchase ("Closing Date"); provided that if prior notification to or approval of any federal or state regulatory agency is required in connection with such purchase, F&M Bancorp shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification period has expired or been terminated or such approval has been obtained and any requisite waiting period shall have passed.

           (d) As used herein, "Specified Covenant" means any covenant made by Home Corporation or Home Bank and contained in
Section 5 of the Plan.

     4.   Payment and Delivery of Certificates.

           (a) At the closing referred to in Section 3, F&M Bancorp shall pay to Home Corporation the aggregate purchase price for the shares of Home Corporation Common Stock purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by Home Corporation.

           (b) At such closing, simultaneously with the delivery of funds as provided in subsection (a), Home Corporation shall deliver to F&M Bancorp a certificate or certificates representing the number of shares of Home Corporation Common Stock purchased by F&M Bancorp, and F&M Bancorp shall deliver to Home Corporation a letter agreeing that F&M Bancorp will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Option Agreement.

           (c) Certificates for Home Corporation Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend which shall read substantially as follows:

     "THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN PROVISIONS OF A STOCK OPTION AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND HOME FEDERAL CORPORATION AND TO RESALE RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF HOME FEDERAL CORPORATION. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY HOME FEDERAL CORPORATION OF A WRITTEN REQUEST."

          It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if F&M Bancorp shall have delivered to Home Corporation a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel, in form and substance satisfactory to Home Corporation, to the effect that such legend is not required for purposes of the Securities Act of 1933, as amended (the "Securities Act").

     5.   Representations.

      Home Corporation represents, warrants and covenants to  F&M
Bancorp as follows:

           (a) Home Corporation shall at all times maintain sufficient authorized but unissued shares of Home Corporation Common Stock so that the Option may be exercised without authorization of additional shares of Home Corporation Common Stock.

           (b) The shares to be issued upon due exercise, in whole or in part, of the Option, when paid for as provided herein, will be duly authorized, validly issued, fully paid and nonassessable.

     6.   Adjustment Upon Changes in Capitalization.

      In the event of any change in Home Corporation Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, exchanges of shares or the like, the type and number of shares subject to the Option, and the purchase price per share, as the case may be, shall be adjusted appropriately. In the event that any additional shares of Home Corporation Common Stock are issued or otherwise become outstanding after the date of this Option Agreement (other than pursuant to this Option Agreement), the number of shares of Home Corporation Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals 19.9% of the number of shares of Home Corporation Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 6 shall be deemed to authorize Home Corporation to breach any provision of the Plan.

     7.   Registration Rights.

      If requested by F&M Bancorp, Home Corporation shall as expeditiously as possible file a registration statement on a form of general use under the Securities Act if necessary in order to permit the sale or other disposition of the shares of Home Corporation Common Stock that have been acquired upon exercise of the Option in accordance with the intended method of sale or other disposition requested by F&M Bancorp. F&M Bancorp shall provide all information reasonably requested by Home Corporation for inclusion in any registration statement to be filed hereunder. Home Corporation will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 270 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sales or other dispositions. Only one registration may be effected under this
Section 7 at Home Corporation's expense, and which shall not include underwriting commissions and the fees and disbursements of F&M Bancorp's counsel attributable to the registration of such Home Corporation Common Stock. The filing of any registration statement hereunder may be delayed for such period of time as may reasonably be required to facilitate any public distribution by Home Corporation of Home Corporation Common Stock. If requested by F&M Bancorp, in connection with any such registration, Home Corporation will become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements. Upon receiving any request from F&M
Bancorp or assignee thereof under this Section 7, Home Corporation agrees to send a copy thereof to F&M Bancorp and to any assignee thereof known to Home Corporation, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

     8.   Severability.

     If any term, provision, covenant or restriction contained in this Option Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Option Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option will not permit the holder to acquire the full number of shares of Home
Corporation Common Stock provided in Section 2 (as adjusted pursuant to Section 6), it is the express intention of Home Corporation to allow the holder to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof.

     9.   Miscellaneous.

           (a) Expenses. Except as otherwise provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

           (b) Entire Agreement. Except as otherwise expressly provided herein, this Option Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Option Agreement, except as expressly provided herein.

     (c) Assignment. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Purchase Event shall have occurred and be continuing F&M Bancorp may assign in whole or in part its rights and obligations hereunder; provided, however, that to the extent required by applicable regulatory authorities, F&M Bancorp may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Home Corporation, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on F&M Bancorp's behalf, or (iv) any other manner approved by applicable regulatory authorities.

     (d)  Notices.  All notices or other communications which are
required   or  permitted  hereunder  shall  be  in  writing   and
sufficient if delivered in the manner and to the address provided for in or pursuant to Section 15 of the Plan.

      (e)   Counterparts.        This  Option  Agreement  may  be
executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

      (f)   Specific Performance.         The parties agree  that
damages would be an inadequate remedy for a breach of the provisions of this Option Agreement by either party hereto and that this Option Agreement may be enforced by either party hereto through injunctive or other equitable relief.

      (g) Governing Law. This Option Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to agreements made and entirely to be performed within such state and such federal laws as may be applicable.

      IN WITNESS WHEREOF, each of the parties hereto has executed this Option Agreement as of the day and year first written above.

                              HOME FEDERAL CORPORATION


                           By:
                              Richard W. Phoebus, Sr.
                                President  and  Chief   Executive
Officer


                              F&M BANCORP


                           By:
                              Charles W. Hoff, III
                               Chairman of the Board and
                               Chief Executive Officer

                                                      APPENDIX IV
               MEMORANDUM TO PERSONS DEEMED TO BE
                       AFFILIATED PERSONS


                                                    April 2, 1996

     This memorandum summarizes certain technical requirements of the federal securities laws and of the accounting rules relating to treatment as a pooling-of-interests which will apply following completion of the acquisition of Home Federal Corporation ("Home Corporation") by F&M Bancorp ("F&M Bancorp") by effecting the merger of Home Corporation with and into F&M Bancorp (the "Merger").

     Pursuant to the Plan and Agreement to Merge dated as of April 2, 1996 (the "Plan"), shares of the Common Stock of F&M Bancorp will be issued to the stockholders of Home Corporation for each issued and outstanding share of Common Stock of Home Corporation. F&M Bancorp will file a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") with the Securities and Exchange Commission (the "SEC") to register shares of its Common Stock to be issued in connection with the Merger.

     Under Section 5.8 of the Plan, Home Corporation has agreed to deliver to F&M Bancorp written letter agreements (the "Affiliate Agreements") from each of the officers and directors of Home Corporation (and has agreed to use its best efforts to obtain and deliver an Affiliate Agreement from each stockholder of Home Corporation who may be deemed to be an "affiliate" under the rules of the SEC). Under the terms of the Affiliate Agreements, each such officer, director or stockholder is to acknowledge and agree to abide by all limitations imposed by the Securities Act and by all rules, regulations and releases promulgated thereunder by the SEC with respect to the sale or other disposition of the shares of the Common Stock of F&M Bancorp to be received by such person pursuant to the Plan. Under Section 5.13 of the Plan, Home Corporation has agreed to use its best efforts not to permit any of the directors, officers, employees, stockholders, agents, consultants or other representatives of Home Corporation, Home Federal Savings Bank, or any of Home Corporation's other subsidiaries to take any action that would preclude F&M Bancorp from treating the Merger as a "pooling-of-interests" for financial reporting purposes. The purpose of this memorandum is to more fully describe the resale restrictions imposed by the Securities Act and by all rules, regulations and releases promulgated thereunder and the accounting rules relating to the treatment of the Merger as a pooling-of-interests.

Resale Restrictions Imposed by Subparagraph (d) of SEC Rule 145.

     For the two-year period following the effective date of the Merger, a person who is an affiliate of Home Corporation at the time of the Merger may dispose of his shares of the Common Stock of F&M Bancorp only pursuant to SEC Rule 145. The limitations are as follows:

          1. Such sale must be effected (a) in transactions directly with a market maker or (b) in unsolicited brokerage transactions (i.e., neither you nor the broker handling the sale of your shares may solicit a purchaser for the shares being sold). As there are usually a number of market makers for the Common Stock of F&M Bancorp, this requirement should not impair your ability to find a purchaser. In each case it is quite important to let your broker know that the sale is to be made under SEC Rule 145; otherwise, compliance with the restrictions will not be assured.

          2. The rule also restricts the number of shares which may be sold during any three-month period. The rule would permit up to 1% of the outstanding shares of the Common Stock of F&M Bancorp to be sold by each affiliate during any three-month period.

          3. The rule requires current public information on F&M Bancorp to be available at the time of your sales. F&M Bancorp is required by law to file with the SEC reports which are designed to present on a current basis the affairs of F&M Bancorp. The filing of these reports will satisfy the current public information requirements. Since it is possible, however, that a required filing may be late, at the time of any sale you should check with the General Counsel of F&M Bancorp to ascertain whether public information on F&M Bancorp is then available. The General Counsel of F&M Bancorp is Gordon M. Cooley, whose telephone number is
     (301) 694-4171.

     After the two-year period has run, so long as (a) you are not an affiliate of F&M Bancorp (that is, not a major stockholder, director, or principal officer of F&M Bancorp) at the time of the sale, (b) F&M Bancorp continues to be required to file certain periodic reports with the SEC, and (c) all such reports required to be filed in the 12 months prior to your sale have been filed, there will be no restriction on the sale of the shares of the Common Stock of F&M Bancorp. Prior to a contemplated sale you should check with the General Counsel of F&M Bancorp to determine if requirements (b) and (c) have been met. In the unlikely event that the three requirements are not met at the time of your sale, the procedures for sales before the end of the two-year period would still apply.

     After three years from the Effective Date of the Merger, so long as you are not, at the time of sale, and have not been during the preceding three months, an affiliate of F&M Bancorp, you may sell your shares of the Common Stock of F&M Bancorp with no restrictions.

Restrictions Imposed by Accounting Rules Regarding Treatment as a
Pooling-of-Interests.

     In order for the Merger to be treated as a pooling-of-interests for accounting purposes, affiliates of F&M Bancorp and affiliates of Home Corporation are required to observe certain restrictions on disposition of their shares of the Common Stock of F&M Bancorp and of the Common Stock of Home Corporation. Specifically, such affiliates must agree not to sell, pledge, transfer or otherwise dispose of any shares of the Common Stock of F&M Bancorp or any shares of the Common Stock of Home Corporation during the 30-day period prior to the effective date of the Merger and until after such time as results covering at least 30 days of combined operations of F&M Bancorp and Home Corporation after the effective date of the Merger have been published by F&M Bancorp in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Forms 10-K, 10-Q or 8-K, or any other public issuance which includes such combined results or operations.

     To signify your consent to these restrictions a copy of an Undertaking and Agreement is attached hereto and is to be executed by you (and where any such shares are owned jointly, by the joint owner or owners) and returned to Home Federal Corporation, 122-128 West Washington Street, Hagerstown, Maryland 21740, attention: Richard W. Phoebus, Sr., President.

                    UNDERTAKING AND AGREEMENT


     The undersigned has received a copy of a memorandum dated April 2, 1996 concerning the provisions of the federal securities laws and certain accounting rules which relate to the Common Stock of Home Federal Corporation and to resales of shares of the Common Stock of F&M Bancorp to be received by the undersigned in connection with the Merger of Home Federal Corporation into F&M Bancorp. The undersigned hereby undertakes to comply fully with the provisions of the federal securities laws as outlined in the memorandum and hereby agrees to the additional restrictions on sales of the Common Stock of Home Federal Corporation and resale of shares of the Common Stock of F&M Bancorp outlined in the paragraph entitled "Restrictions Imposed by Accounting Rules Regarding Treatment as a Pooling-of-Interests."

     In  Witness Whereof, I have hereunto signed my name on April
_____, 1996.



                         ________________________, as joint owner



                         ________________________, as joint owner



                         ________________________, as joint owner



                                                       APPENDIX V

                    FORM OF SUPPORT AGREEMENT

     THIS SUPPORT AGREEMENT (this "Agreement") dated as of April 2, 1996, between F&M Bancorp, a Maryland corporation and registered bank holding company ("F&M Bancorp"), and each of the individuals listed on Schedule A attached hereto (collectively, the "Stockholders").
                      W I T N E S S E T H:


     WHEREAS, the Stockholders (i) collectively possess the sole or joint right to vote, or direct the voting of, an aggregate of ___________ shares of common stock, par value $1.00 per share (the "Shares"), of Home Federal Corporation, a Maryland corporation and registered thrift holding company ("Home Corporation"), which constitute approximately _____ % of the outstanding capital stock of Home Corporation, and (ii) individually possess the right to vote, or to direct the voting of, the number of Shares set forth opposite such Stockholder's name on Schedule A hereto; and

     WHEREAS, the Stockholders (i) collectively possess the sole or joint power to dispose of, or to direct the disposition of, an aggregate of ___________ Shares, which constitute approximately _____ % of the outstanding capital stock of Home Corporation, and
(ii) individually possess the power to dispose of, or direct the disposition of, the number of Shares set forth opposite such Stockholder's name on Schedule A hereto; and

     WHEREAS, F&M Bancorp has entered into a Plan and Agreement to Merge with Home Corporation, dated as of the business day immediately prior to the date hereof (the "Plan"), pursuant to which F&M Bancorp would acquire Home Corporation through the merger of Home Corporation with and into F&M Bancorp (the "Merger"), with shares of the Common Stock of F&M Bancorp to be issued to the stockholders of Home Corporation; and

     WHEREAS, pursuant to Section 5.8 of the Plan, Home Corporation has covenanted to obtain agreements from each of its officers and directors (and to use commercially reasonable efforts to obtain agreements from any such other person identified herein as a Stockholder) in which the officers, directors, and Stockholders of Home Corporation would agree to support the Merger; and the Stockholders have in accordance with such covenant agreed to support the Merger.

     NOW, THEREFORE, to induce F&M Bancorp to enter into the Plan and in consideration of the mutual covenants and agreements set forth herein and in the Plan and the mutual benefits to be derived herefrom and therefrom, the parties agree as follows:

     1.   Representations   of   Stockholders.    Each   of   the
Stockholders, severally, and not jointly, represents that:

          (a)(1) such Stockholder possesses the sole or joint right to vote, or direct the voting of, all of the Shares set forth on Schedule A opposite the Stockholder's name, (2) such number of Shares constitutes all of the Shares with respect to which the Stockholder possesses the sole or joint right to vote, or direct the voting of, as the case may be, and (3) except as to Shares held only under a power of attorney or as guardian or custodian, such Stockholder has good and merchantable title to all of the Shares indicated on said list opposite the Stockholder's name, free of all restrictions and encumbrances of every kind and character, except as indicated on Schedule A.

          (b)(1) such Stockholder possesses the sole or joint power to dispose of, or direct the disposition of, the Shares set forth on Schedule A opposite the Stockholder's name, (2) such number of Shares constitutes all of the Shares with respect to which the Stockholder possesses or will possess the sole or joint power to dispose of or direct the disposition of, and
     (3) except as to Shares held only under a power of attorney, such Stockholder has good and merchantable title to all of the Shares indicated on said list opposite the Stockholder's name free of all restrictions and encumbrances of any kind or character except as indicated on Schedule A.

          (c) such Stockholder does not own, of record or beneficially, any Shares that are not reflected on
     Schedule A. For the purposes of this Agreement, beneficial ownership has the meaning set forth in Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

          (d) such Stockholder has full right, power, and authority to enter into, deliver and perform this Agreement; this Agreement has been duly executed and delivered by such Stockholder; and this Agreement constitutes the legal, valid, and binding obligation of the Stockholder, and is enforceable in accordance with its terms.

     2. Covenants of Stockholders. Each of the Stockholders, severally and not jointly, covenants as follows:

          (a) Restrictions on Transfer. With respect to Shares listed on Schedule A, during the term of this Agreement, such Stockholder shall not voluntarily pledge, hypothecate, grant a security interest in, sell, transfer, or otherwise dispose of or encumber any of such Shares and will not enter into any agreement, arrangement, or understanding (other than a proxy for the purpose of voting his or her Shares in accordance with Subparagraph 2(c) hereof) which would, during that term (i) restrict, (ii) establish a right of first refusal to, or (iii) otherwise relate to the transfer or voting of such Shares; provided, however, this restriction shall not apply to a transfer of any of the Shares by the Stockholder to his or her spouse, children, or grandchildren, subject to the conditions that any transferee, recipient, or custodian of any such transferee or recipient must execute an agreement substantially in the form of this Agreement in a form satisfactory to F&M Bancorp, and Schedule A hereto may be revised by F&M Bancorp to reflect such transfer.

          (b) Other Restrictions. During the term of this Agreement, such Stockholder, as a Stockholder, shall not, directly or indirectly, solicit, initiate, or encourage inquiries or proposals from, or participate in any discussions or negotiations with, or provide any information to, any individual, corporation, partnership, or other person, entity, or group (other than F&M Bancorp, any of its subsidiaries, and their respective officers, employees, representatives, and agents) concerning any sale of assets, sale of shares of capital stock, merger, consolidation, share exchange, or similar transactions involving Home Corporation. Such Stockholder shall promptly advise F&M Bancorp of, and communicate to F&M Bancorp the terms of, any such inquiry or proposal addressed either to such Stockholder or to Home Corporation that such Stockholder receives or of which such Stockholder has knowledge.

          (c) Merger. With respect to the Shares listed on Schedule A pursuant to Subparagraph 1(a) hereof, each of the Stockholders shall vote such Shares to ratify and confirm the Plan and the Merger and the transactions contemplated thereby. Each of the Stockholders, as a Stockholder, further agrees to use all commercially reasonable efforts to cause the Merger to be effected.

          (d) Additional Shares. The provisions of subparagraphs (a) and (c) above shall apply to all Shares currently owned and hereafter acquired, of record or beneficially, by each of the Stockholders.

     3.  Termination.   This Agreement shall terminate  upon  the
termination of the Plan.

     4. Governing Law. This Agreement shall in all respects be governed by and construed under the laws of Maryland, all rights and remedies being governed by such laws.

     5. Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of, and shall be enforceable by, the parties hereto and their respective personal representatives, successors, and assigns, except that neither party may transfer or assign any of its respective rights or obligations hereunder without the prior written consent of the other party or, if by F&M Bancorp, in accordance with the Plan.

     6.  Counterparts.   For convenience of the  parties  hereto,
this Agreement may be executed in several counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, F&M Bancorp and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

                           F&M BANCORP


                           By:
                              Charles W. Hoff, III
                              Chairman and Chief Executive Officer


                           STOCKHOLDERS:































                                   SCHEDULE A
Name          Number of   Number of    Number of   Number of     Encumbrance
              Shares as   Shares as    Shares as   Shares as
              to which    to which     to which    to which
              Holder has  Holder has   Holder has  Holder has
              sole power  joint power  direct or   sole or
              to vote     to vote      indirect    shares power
                                       control of  power to
                                       power to    dispose or
                                       vote        direct
                                                   disposition

Celia S.
Ausherman and
Russell C.
Ausherman
(Joint tenants)             1,992                     1,992      None

Howard B. Bowen  15,080                              15,080      None

Doris H.Gelbach     872                                 872      None

William H.
Gelbach, Jr.      1,091                               1,091      None

Lois S.
Harrison         17,529                              17,529      None

Richard L.
Harrison         38,181                              38,181      None

Richard L.
Harrison, ttee
u/a dtd 1-1-84
Richard L.
Harrison dds
dbp & tr                                19,500       19,500      None

Richard L.
Harrison, ttee
u/a dtd 1-1-84
Richard L.
Harrison Frozen
psp                                     94,565       94,565      None

Steven G. Hull
and Arlene B.
Hull (Tenants
by entirety)                2,000                     2,000      None

Benjamin F.
Kunkleman and
June M.
Kunkleman
(Joint tenants)             7,734                     7,734      Note 1

John J.
McElwee, Jr.      1,750                               1,750      None

Dale M. Phoebus   1,000                               1,000      None

Dale Paige
Phoebus and
Richard W.
Phoebus, Sr.
(Joint tenants)                59                        59      None

Richard W.
Phoebus, Jr. and
Richard W.
Phoebus, Sr.
(Joint tenants)                59                        59      None

Richard W.
Phoebus, Sr.     17,376                              17,376      Note 2

Salvatore
Savino and
Rosary Savino
(Tenants in
common)                     1,855                     1,855      None

J. Franklin
Shank and
Elaine W.
Shank (Joint
tenants)                    1,130                     1,130      None

Ronald Z.
Sulchek and
Leura K.
Sulchek
(Joint
tenants)                   1,000                      1,000      None

Ronald Z.
Sulchek cust
Ryan T.
Sulchek
ugma md                                    500          500      None

Note 1: An aggregate of 6,000 shares are pledged to NationsBank (formerly Sovran Bank) to secure the guarantee of a $39,000 loan pursuant to a pledge agreement.
Note 2: An aggregate of 17,376 shares are pledged to First National Bank of Maryland to secure a $25,000 loan pursuant to a pledge agreement. Mr. Phoebus has the right to take all action required by this agreement.

                                                                 APPENDIX VI

              FORM OF EMPLOYMENT AGREEMENT BETWEEN
             F&M BANCORP AND RICHARD W. PHOEBUS, SR.

     EMPLOYMENT   AGREEMENT   (this   "Agreement")   dated   as   of   April
2nd,   1996,   between   F&M   Bancorp,   a   Maryland   corporation    and
thrift   holding  company,  Home  Federal  Savings  Bank  (the  "Bank"),   a
federally-chartered savings bank which is the wholly-owned subsidiary of F&M Bancorp, and Richard W. Phoebus, Sr. (the "Executive").

     In   consideration   of   the   mutual   covenants   herein   contained
and   of  the  mutual  benefits  herein  provided,  F&M  Bancorp,  the  Bank and the Executive agree as follows:

     1.     Employment.   (a)   F&M  Bancorp  and  the  Bank   will   employ
the Executive, and the Executive accepts employment by F&M Bancorp and the Bank, on the terms and conditions herein contained.

        (b) The period during which F&M Bancorp and the Bank will employ the Executive (the "Employment Period") shall commence on the Effective Date of the merger of Home Federal Corporation with and into F&M Bancorp (the "Merger") as defined in Section 1 of the Plan and Agreement to Merge dated as of April 2, 1996 by and among F&M Bancorp and Home Federal Corporation
(the "Plan"). The effectiveness of this Agreement is conditioned upon the completion of the Merger pursuant to the Plan.

        (c) The Employment Period shall continue until and shall cease and terminate upon the earlier of (i) the close of business on the day which is three years after the Effective Date of the Merger or (ii) the death or substantially total disability of the Executive; provided, however, that the Executive may
terminate   this   Agreement   at   any  time   without   liability   except
pursuant to paragraphs 4, 12 and 13 hereof, and without relinquishing or forfeiting executive's rights under paragraphs 7 and 13.

     2. Duties and Functions. (a) During the Employment Period, the Executive shall exercise authority and perform executive duties as the __________________________ of F&M Bancorp and as the __________________________ of the Bank, and shall perform such additional duties, as may be assigned or delegated to him from time to time, by the Boards of Directors of F&M Bancorp and the Bank.

        (b) During the Employment Period, the Executive will (i) devote his full time and efforts to the businesses of F&M Bancorp and the Bank and will not engage in consulting work or any trade or business for his own account or for or on behalf of any other person, firm or corporation which competes, conflicts or interferes with the performance of his duties hereunder in any way and (ii) accept such office or offices to which  he  may  be  elected  by  the Boards  of  Directors  of  F&M  Bancorp and  the  Bank;  provided  that  the  performance  of  the  duties  of  such office or offices shall be consistent with the scope of the duties provided for in subparagraph (a) of this paragraph 2.

     3.     Compensation.    (a)    As   compensation   for   his   services
hereunder,  the  Bank  agrees  to  pay  the  Executive  a  salary   at   the
rate   of   at   least  $          per  annum,  payable  in  equal   monthly
installments, or on such other periodic basis as may be mutually agreed upon, subject to normal policies of the Bank as to salary payments or suspensions thereof during periods of disability. Such salary shall be subject to normal periodic review at least annually for increases, based on corporate policy and contributions to the enterprise. The Executive shall only receive compensation from the Bank for performance of executive duties as an officer of both F&M Bancorp and the Bank.

        (b) In addition to his salary provided by the foregoing, the Executive shall be entitled to receive benefits under any bonus, profit-sharing, retirement, group life, disability, sickness, accident or health insurance programs of the Bank (or under any such programs in which employees of the
Bank are eligible to participate) which may now or, if not terminated, shall hereafter be in effect, or in any other or additional such programs which may be established by the Bank (or any program in which employees of the Bank are eligible to participate), as and to the extent any such programs are or may from time to time be in effect. The Executive shall be entitled to reasonable vacations and sick leave, as may be established by Bank policy.

        (c)        The   Bank   will   reimburse  the  Executive   for   all
authorized   expenses   properly  incurred  by  him   in   the   performance
of his duties hereunder.

     4. Competition; Confidential Information. The Executive, F&M Bancorp and the Bank recognize that due to the nature of his
employment,   and  his  relationship  with  F&M  Bancorp   and   the   Bank,
the   Executive  has  had  and  will  have  access  to,  and  has   acquired
and will acquire, and has assisted and will assist in developing, confidential and proprietary information relating to the business and operations of F&M Bancorp and the Bank and their affiliates, including, without limiting the generality of the foregoing, information with respect to their present and prospective services, systems, clients, customers, agents, and sales and marketing methods. The Executive acknowledges that such information has been and will be of central importance to F&M Bancorp's and the Bank's business and that disclosure of it to or its use by others could cause substantial loss to F&M Bancorp and the Bank. The Executive, F&M Bancorp and the Bank also recognize that an important part of the Executive's duties will be to
develop   good   will   for   F&M  Bancorp  and   the   Bank   through   his
personal contact with clients of F&M Bancorp and the Bank, and that there is a danger that this good will, a proprietary asset of  F&M  Bancorp  and  the  Bank,  may follow  the  Executive  if  and  when his relationship with F&M Bancorp and the Bank is terminated. The Executive accordingly agrees as follows:

        (a)        The   Executive   agrees  that,   upon   termination   of
his employment hereunder prior to the expiration of the stated Employment Period provided in paragraphs 1(b) and (c), for any reason other than (i) for termination by F&M Bancorp and the Bank without cause or (ii) for termination after a Change in Control, as provided for in paragraph 6:

        (i) The Executive will not directly or indirectly accept employment in Frederick or Washington County, Maryland with any other banking institution or affiliate thereof for a period of two years from the date of such termination, or in connection with any subsequent employment outside of Frederick or Washington County, Maryland solicit any of the banking business of clients or customers of the Bank or any of its affiliates in Frederick or Washington County, Maryland, at the time of said termination for a period of two years from the date of such termination.

       (ii) The Executive will not in connection with any subsequent employment outside of Frederick or Washington County, Maryland directly or indirectly solicit the banking business of any potential client who had been identified and discussed as such within the Bank by the time of such termination for a period of two years from such termination. In the event that the Executive violates the provisions of this subparagraph without knowledge of such violation, upon notice from the Bank informing him of the nature of such violation, the Executive shall immediately terminate any actions which constitute such violation.

        (b) After the end of the Employment Period, the Executive shall not retain copies of any documents (including without limitation customer lists) containing any such trade secrets or confidential or proprietary information of the Bank or its affiliates.

        (c) It is understood and agreed by the parties hereto that nothing herein shall restrict or limit in any way the Executive from any of the following activities at any time following a termination of Executive's employment hereunder: (i) the practice of law or accounting, including the representation of banking institutions and their affiliates, without restriction as to their location; (ii) provision of professional services relating to real estate brokerage, real estate consultation or problem asset consultation, including the representation of banking institutions and their affiliates, without restriction as to their location; (iii) provision of professional services as a consultant or adviser for any banking institution or affiliate, including relating to the development and implementation of policies and procedures dealing with or related to problem assets, asset classification, asset review, real estate lending, and legal and accounting matters, without restriction as to their location.

        (d) It is recognized that damages in the event of breach of any provision of this paragraph 4 by the Executive would be difficult, if not impossible, to ascertain, and it is therefore agreed that the Bank, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach; and the Executive hereby waives any and all defenses he may have on the ground of the lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right shall not preclude any other rights and remedies at law or in equity which the Bank may have.

     5. Termination for Cause. Nothing in this Agreement shall be construed to prevent the Bank from terminating the Executive's employment hereunder and the Employment Period at any time, for cause. As used in this Agreement: (i) a termination for cause shall mean a termination for gross negligence, dishonesty or incompetence, after notice and an opportunity to cure the alleged breach, or any other breach by the Executive of any agreement on his part made herein; and any such termination shall not be construed a breach of this Agreement by the Bank; and (ii) a termination by the Bank without cause shall mean any termination by the Bank prior to the end of the Employment Period for reasons other than as specified in clause (i).

     6.   Termination upon a Change in Control.

        (a) This Agreement shall terminate, and the Bank or any successor corporation to the Bank shall pay the Executive the amount provided in paragraph 7(a), if:

        (i) After a Change in Control, the Bank or any successor corporation of the Bank breaches any provision of this Agreement, including without limitation a reduction in the Executive's total compensation from that provided in paragraph 3, or a significant reduction in the nature or scope of the duties and functions of the Executive from those contemplated in paragraph 2; or

       (ii) After a Change in Control, the Executive is relocated by the Bank without his express written consent to perform the services and duties required by this Agreement at any place other than the principal office of the Bank in Hagerstown, Maryland or the principal office of F&M Bancorp in Frederick, Maryland; or

     (iii)   After  a  Change  in  Control,  any   successor
     corporation of the Bank does not agree to assume the obligations of the Bank under this Agreement.

        (b)        A  "Change  in  Control,"  as  used  in   this
Agreement, shall be deemed to have occurred when:

        (i) Acquisition by a person, or by persons acting in a group, of securities of the Bank, or of F&M Bancorp, representing 25% or more of the combined voting power of the then outstanding voting securities of the Bank or of F&M Bancorp; or

       (ii) A change in the membership of the Board of Directors of the Bank, or of F&M Bancorp, such that during any period of two consecutive years, individuals who at the beginning of such period constituted such Board of Directors ceased for any reason to constitute at least a majority thereof unless the election of each director who was not a director at the beginning of the period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     (iii) The consummation of the Merger in accordance with the terms of the Plan shall not constitute a "Change of Control" for purposes of this Agreement.

     7.   Severance Payments.

        (a) If the Executive terminates his employment, or is terminated by F&M Bancorp or the Bank, during the Employment Period after a Change in Control pursuant to paragraph 6, the Bank will pay the Executive, in lieu of any amounts payable under paragraph 3, an amount equal to three times the sum of (i) the Executive's average annual base salary for the five years immediately before the Change in Control and (ii) the average of the bonuses paid to the Executive over the five years immediately before the Change in Control (including years in which no bonus was awarded). Such payment shall be made in 36 equal monthly installments, beginning on the first day of the month following the month during which this Agreement is terminated.

        (b) If this Agreement is terminated within one year after the Effective Date of the Merger by the Executive, or by F&M Bancorp or the Bank for any reason other than for cause (as defined in paragraph 5) , the Bank will pay the Executive, in lieu of any amounts payable under paragraph 3, an amount equal to three times the sum of (i) the Executive's average annual base salary for the five years immediately before such termination and
(ii) the average of the bonuses paid to the Executive over the five years immediately before such termination (including years in which no bonus was awarded). Such payment shall be made in equal monthly installments for the remainder of the Employment Period, beginning on the first day of the month following the month during which this Agreement is terminated.

        (c) If the Executive terminates his employment, or is terminated by F&M Bancorp or the Bank for any reason other than for cause (as defined in paragraph 5) more than one year after the Effective Date of the Merger but before the expiration of the Employment Period, the Bank will pay the Executive, in lieu of any amounts payable under paragraph 3, an amount equal to
(i) two times the sum of (x) the Executive's average annual base salary for the five years immediately before such termination and
(y) the average of the bonuses paid to the Executive over the five years immediately before such termination (including years in which no bonus was awarded) multiplied by (ii) a fraction, the numerator of which shall be the number of months remaining in the Employment Period, rounded down to the nearest whole month, and the denominator of which shall be 24; provided, however, that notwithstanding the foregoing, the Executive shall be entitled to receive 1.5 times the sum of (x) the Executive's average annual base salary for the five years immediately before such termination and (y) the average of the bonuses paid to the Executive over the five years immediately before such termination (including years in which no bonus was awarded). Such payment shall be made in equal monthly installments for the remainder of the Employment Period, beginning on the first day of the month following the month during which this Agreement is terminated.

        (d) If the Executive remains employed by F&M Bancorp and the Bank and exercises authority and performs executive duties as the __________________________ of F&M Bancorp and as the __________________________ of the Bank for the
remainder of the Employment Period and is terminated after the expiration of the Employment Period, the Bank will pay the
Executive an amount equal to 1.5 times the sum of (x) the Executive's average annual base salary for the five years immediately before such termination and (y) the average of the bonuses paid to the Executive over the five years immediately before such termination (including years in which no bonus was awarded). Such payment shall be made in 18 equal monthly installments, beginning on the first day of the month following the month during which the Executive's employment is terminated.

     8. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns.

     9. Entire Agreement. This Agreement contains the entire understanding of the Executive, the Bank and any affiliate of the Bank, including Home Federal Corporation, with respect to employment of the Executive and supersedes any and all prior understandings, written or oral between the Executive, the Bank and any affiliate of the Bank, including Home Federal Corporation. This Agreement may not be amended, waived, discharged or terminated orally, but only by an instrument in writing; and shall be governed by the laws of Maryland.

     10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be deemed severable from the remainder of this Agreement, and the remaining provisions contained in this Agreement shall be construed to preserve to the maximum permissible extent the intent and purposes of this Agreement. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11. Regulatory Actions. The following provisions shall be applicable to the parties to the extent that they are required to be included in employment agreements between a savings association and its employees pursuant to Section 563.39(b) of the Regulations Applicable to all Savings Associations, 12 C.F.R.
Section 563.39(b), or any successor thereto, and shall be controlling in the event of a conflict with any other provision of this Agreement.

        (a) If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of F&M Bancorp or the Bank pursuant to notice served under Section 8(e)(3) or Section 8(g)(1) of the Federal Deposit Insurance Act ("FDIA")(12 U.S.C. Section1818(e)(3) and 1818(g)(1)), the obligations of F&M Bancorp and the Bank under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, F&M Bancorp and the Bank may, in their discretion: (i) pay the Executive all or part of the compensation withheld while their obligations under this Agreement were suspended, and (ii) reinstate (in whole or in part) any of their obligations which were suspended.

        (b) If the Executive is removed from office and/or permanently prohibited from participating in the conduct of the affairs of F&M Bancorp or the Bank by an order issued under
Section  8(e)(4)  or  Section 8(g)(1)  of  the  FDIA  (12  U.S.C.
Section 1818(e)(4) and (g)(1)), all obligations of F&M Bancorp and the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the Executive and F&M Bancorp and the Bank as of the date of termination shall not be affected.

        (c) If F&M Bancorp or the Bank is in default, as defined in Section 3(x)(1) of the FDIA (12 U.S.C. Section1813(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but vested rights of the Executive and F&M Bancorp or the Bank as of the date of termination shall not be affected.

        (d) All obligations under this Agreement shall be terminated pursuant to 12 C.F.R. Section 563.39(b)(5)(except to the extent that it is determined that continuation of the Agreement for the continued operation of the Bank is necessary): (i) by the Director of the OTS, or his/her designee, at the time the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA (12 U.S.C.
Section 1823(c)); or (ii) by the Director of the OTS, or his/her designee, at the time the Director or his/her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition, but vested rights of the Executive and the Employers as of the date of termination shall not be affected.

     12.   Regulatory  Prohibition.   Notwithstanding  any  other
provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the FDIA (12 U.S.C. Section 1828(k) g of the Executive's rights under his employment agreements dated March 21, 1996 with Home Federal Savings Bank and Home Federal Corporation, F&M Bancorp hereby guarantees the Executive that if any benefit or payment to which the Executive is otherwise entitled under this Agreement is disallowed or otherwise denied by any regulatory action or prohibition, F&M Bancorp shall pay the Executive any sums contemplated by this Agreement that the Bank shall be unable to pay or shall be prohibited from paying.

     14. Governing Law and Submission to Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without giving effect to the principles of conflicts of law thereof. Each of the parties hereby irrevocably submits to the jurisdiction of the Circuit Court of Washington County or any Federal court sitting in the State of Maryland for purposes of any controversy, claim or dispute arising out of or related to this Agreement and hereby waives any defense of an inconvenient forum and any right of jurisdiction on account of the place of residence or domicile. For the purpose of expediting the resolution of any such claim or dispute, the parties hereby waive trial by jury.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered under seal, by its authorized officers or individually, on the date first above written.

ATTEST/WITNESS:                    F&M BANCORP



                                    By
                                               (SEAL)
                                    Name:  Charles W. Hoff, III
                                    Title: Chairman and Chief Executive Officer


ATTEST/WITNESS:                    HOME FEDERAL SAVINGS BANK



                                    By
                                               (SEAL)
                                    Name:
                                    Title:




                                                (SEAL)
                                     Richard W. Phoebus, Sr. (the "Executive")

                                                     APPENDIX VII

              FORM OF EMPLOYMENT AGREEMENT BETWEEN
       HOME BANK AND CERTAIN OFFICERS OF HOME CORPORATION


     EMPLOYMENT AGREEMENT (this "Agreement") dated as of April 2nd, 1996, between F&M Bancorp, a Maryland corporation and bank holding company, Home Federal Savings Bank, a federally-chartered
savings bank (the "Bank"), and                 (the "Executive").

     In consideration of the mutual covenants herein contained and of the mutual benefits herein provided, the Bank and the Executive agree as follows:

     1. Employment. (a) The Bank will employ the Executive and the Executive accepts employment by the Bank on the terms and conditions herein contained.

        (b) The period during which the Bank will employ the Executive (the "Employment Period") shall commence on the Effective Date of the merger of Home Federal Corporation with and into F&M Bancorp (the "Merger") as defined in Section 1 of the
Plan and Agreement to Merge dated as of April 2, 1996 by and among F&M Bancorp and Home Federal Corporation (the "Plan"). The effectiveness of this Agreement is conditioned upon the completion of the Merger pursuant to the Plan.

        (c) The Employment Period shall continue until and shall cease and terminate upon the earlier of (i) the close of business on the day which is three years after the Effective Date of the Merger or (ii) the death or substantially total disability of the Executive; provided, however, that the Executive may terminate this Agreement at any time without liability except pursuant to paragraphs 4, 12 and 13 hereof, and without relinquishing or forfeiting executive's rights under paragraphs 7 and 13.

     2. Duties and Functions. (a) During the Employment Period, the Executive shall exercise authority and perform executive duties as the __________________________ of the Bank, and shall perform such additional duties, as may be assigned or delegated to him from time to time, by the Board of Directors of the Bank.

        (b) During the Employment Period, the Executive will (i) devote his full time and efforts to the business of the Bank and will not engage in consulting work or any trade or business for his own account or for or on behalf of any other person, firm or corporation which competes, conflicts or interferes with the performance of his duties hereunder in any way and (ii) accept such office or offices to which he may be elected by the Board of Directors of the Bank; provided that the performance of the duties of such office or offices shall be consistent with the scope of the duties provided for in subparagraph (a) of this paragraph 2.

     3. Compensation. (a) As compensation for his services hereunder, the Bank agrees to pay the Executive a salary at the
rate  of  at  least  $              per annum, payable  in  equal
monthly installments, or on such other periodic basis as may be mutually agreed upon, subject to normal policies of the Bank as to salary payments or suspensions thereof during periods of disability. Such salary shall be subject to normal periodic review at least annually for increases, based on corporate policy and contributions to the enterprise.

        (b) In addition to his salary provided by the foregoing, the Executive shall be entitled to receive benefits under any bonus, profit-sharing, retirement, group life, disability, sickness, accident or health insurance programs of the Bank (or under any such programs in which employees of the Bank are eligible to participate) which may now or, if not terminated, shall hereafter be in effect, or in any other or additional such programs which may be established by the Bank (or any program in which employees of the Bank are eligible to participate), as and to the extent any such programs are or may from time to time be in effect. The Executive shall be entitled to reasonable vacations and sick leave, as may be established by Bank policy.

        (c) The Bank will reimburse the Executive for all authorized expenses properly incurred by him in the performance of his duties hereunder.

     4. Competition; Confidential Information. The Executive and the Bank recognize that due to the nature of his employment, and his relationship with the Bank, the Executive has had and will have access to, and has acquired and will acquire, and has assisted and will assist in developing, confidential and proprietary information relating to the business and operations of the Bank and its affiliates, including, without limiting the generality of the foregoing, information with respect to their present and prospective services, systems, clients, customers, agents, and sales and marketing methods. The Executive acknowledges that such information has been and will be of central importance to the Bank's business and that disclosure of it to or its use by others could cause substantial loss to the Bank. The Executive and the Bank also recognize that an important part of the Executive's duties will be to develop good will for the Bank through his personal contact with the Bank's clients, and that there is a danger that this good will, a proprietary asset of the Bank, may follow the Executive if and when his relationship with the Bank is terminated. The Executive accordingly agrees as follows:

        (a) The Executive agrees that, upon termination of his employment hereunder prior to the expiration of the stated Employment Period provided in paragraphs 1(b) and (c), for any reason other than (i) for termination by the Bank without cause or (ii) for termination after a Change in Control, as provided for in paragraph 6:

        (i) The Executive will not directly or indirectly accept employment in Frederick or Washington County, Maryland with any other banking institution or affiliate thereof for a period of two years from the date of such termination, or in connection with any subsequent employment outside of Frederick or Washington County, Maryland solicit any of the banking business of clients or customers of the Bank or any of its affiliates in Frederick or Washington County, Maryland, at the time of said termination for a period of two years from the date of such termination.

       (ii) The Executive will not in connection with any subsequent employment outside of Frederick or Washington County, Maryland directly or indirectly solicit the banking business of any potential client who had been identified and discussed as such within the Bank by the time of such termination for a period of two years from such termination. In the event that the Executive violates the provisions of this subparagraph without knowledge of such violation, upon notice from the Bank informing him of the nature of such violation, the Executive shall immediately terminate any actions which constitute such violation.

        (b) After the end of the Employment Period, the Executive shall not retain copies of any documents (including without limitation customer lists) containing any such trade secrets or confidential or proprietary information of the Bank or its affiliates.

        (c) It is understood and agreed by the parties hereto that nothing herein shall restrict or limit in any way the Executive from any of the following activities at any time following a termination of Executive's employment hereunder: (i) the practice of law or accounting, including the representation of banking institutions and their affiliates, without restriction as to their location; (ii) provision of professional services relating to real estate brokerage, real estate consultation or problem asset consultation, including the representation of banking institutions and their affiliates, without restriction as to their location; (iii) provision of professional services as a consultant or adviser for any banking institution or affiliate, including relating to the development and implementation of policies and procedures dealing with or related to problem assets, asset classification, asset review, real estate lending, and legal and accounting matters, without restriction as to their location.

        (d) It is recognized that damages in the event of breach of any provision of this paragraph 4 by the Executive would be difficult, if not impossible, to ascertain, and it is therefore agreed that the Bank, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach; and the Executive hereby waives any and all defenses he may have on the ground of the lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right shall not preclude any other rights and remedies at law or in equity which the Bank may have.

     5. Termination for Cause. Nothing in this Agreement shall be construed to prevent the Bank from terminating the Executive's employment hereunder and the Employment Period at any time, for cause. As used in this Agreement: (i) a termination for cause shall mean a termination for gross negligence, dishonesty or incompetence, after notice and an opportunity to cure the alleged breach, or any other breach by the Executive of any agreement on his part made herein; and any such termination shall not be construed a breach of this Agreement by the Bank; and (ii) a termination by the Bank without cause shall mean any termination by the Bank prior to the end of the Employment Period for reasons other than as specified in clause (i).

     6.   Termination upon a Change in Control.

        (a) This Agreement shall terminate, and the Bank or any successor corporation to the Bank shall pay the Executive the amount provided in paragraph 7(a), if:

        (i) After a Change in Control, the Bank or any successor corporation of the Bank breaches any provision of this Agreement, including, without limitation, a reduction in the Executive's total compensation from that provided in paragraph 3, or a significant reduction in the nature or scope of the duties and functions of the Executive from those contemplated in paragraph 2; or

       (ii) After a Change in Control, the Executive is relocated by the Bank without his express written consent to perform the services and duties required by this Agreement at any place other than the principal office of the Bank in Hagerstown, Maryland; or

     (iii)   After  a  Change  in  Control,  any   successor
     corporation of the Bank does not agree to assume the obligations of the Bank under this Agreement.

        (b)        A  "Change  in  Control,"  as  used  in   this
Agreement, shall be deemed to have occurred when:

        (i) Acquisition by a person, or by persons acting in a group, of securities of the Bank, or of F&M Bancorp, representing 25% or more of the combined voting power of the then outstanding voting securities of the Bank or of F&M Bancorp; or

       (ii) A change in the membership of the Board of Directors of the Bank, or of F&M Bancorp, such that during any period of two consecutive years, individuals who at the beginning of such period constituted such Board of Directors ceased for any reason to constitute at least a majority thereof unless the election of each director who was not a director at the beginning of the period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     (iii) The consummation of the Merger in accordance with the terms of the Plan shall not constitute a "Change of Control" for purposes of this Agreement.

     7.   Severance Payments.

        (a) If the Executive terminates his employment, or is terminated by the Bank, during the Employment Period after a Change in Control pursuant to paragraph 6, the Bank will pay the Executive, in lieu of any amounts payable under paragraph 3, an amount equal to three times the sum of (i) the Executive's average annual base salary for the five years immediately before the Change in Control and (ii) the average of the bonuses paid to the Executive over the five years immediately before the Change in Control (including years in which no bonus was awarded). Such payment shall be made in 36 equal monthly installments, beginning on the first day of the month following the month during which this Agreement is terminated.

        (b) If this Agreement is terminated within one year after the Effective Date of the Merger by the Executive, or by the Bank for any reason other than for cause (as defined in paragraph 5), the Bank will pay the Executive, in lieu of any amounts payable under paragraph 3, an amount equal to three times the sum of (i) the Executive's average annual base salary for the five years immediately before such termination and (ii) the average of the bonuses paid to the Executive over the five years immediately before such termination (including years in which no bonus was awarded). Such payment shall be made in equal monthly installments for the remainder of the Employment Period, beginning on the first day of the month following the month during which this Agreement is terminated.

        (c) If the Executive terminates his employment, or is terminated by the Bank without cause (as defined in paragraph
5), more than one year after the Effective Date of the Merger but before the expiration of the Employment Period, the Bank will pay the Executive, in lieu of any amounts payable under paragraph 3, an amount equal to (i) two times the sum of (x) the Executive's average annual base salary for the five years immediately before such termination and (y) the average of the bonuses paid to the Executive over the five years immediately before such termination (including years in which no bonus was awarded) multiplied by
(ii) a fraction, the numerator of which shall be the number of months remaining in the Employment Period, rounded down to the nearest whole month, and the denominator of which shall be 24. Such payment shall be made in equal monthly installments for the remainder of the Employment Period, beginning on the first day of the month following the month during which this Agreement is terminated.

        (d) If the Executive remains employed by the Bank and exercises authority and performs executive duties as its __________________________ for the remainder of the Employment Period and is terminated after the expiration of the Employment Period, the Executive will be entitled to such severance payments and post-employment benefits as may be available to the Executive under such employment policies of the Bank as may then be in effect.

     8. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns.

     9. Entire Agreement. This Agreement contains the entire understanding of the Executive, the Bank and any affiliate of the Bank, including Home Federal Corporation, with respect to employment of the Executive and supersedes any and all prior understandings, written or oral between the Executive, the Bank and any affiliate of the Bank, including Home Federal Corporation. This Agreement may not be amended, waived, discharged or terminated orally, but only by an instrument in writing; and shall be governed by the laws of Maryland.

     10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be deemed severable from the remainder of this Agreement, and the remaining provisions contained in this Agreement shall be construed to preserve to the maximum permissible extent the intent and purposes of this Agreement. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11. Regulatory Actions. The following provisions shall be applicable to the parties to the extent that they are required to
be   included   in  employment  agreements  between   a   savings
association and its employees pursuant to Section 563.39(b) of the Regulations Applicable to all Savings Associations, 12 C.F.R.
Section 563.39(b), or any successor thereto, and shall be controlling in the event of a conflict with any other provision of this Agreement.

        (a) If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs pursuant to notice served under Section 8(e)(3) or Section 8(g)(1) of the Federal Deposit Insurance Act ("FDIA")(12 U.S.C. Section 1818(e)(3) and 1818(g)(1)), the Bank's
obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, in its discretion: (i) pay the Executive all or part of the compensation withheld while its obligations under this Agreement were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

        (b) If the Executive is removed from office and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or
Section 8(g)(1) of the FDIA (12 U.S.C. Section 1818(e)(4) and (g)(1)), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the Executive and the Bank as of the date of termination shall not be affected.

        (c)       If  the  Bank  is  in default,  as  defined  in
Section 3(x)(1) of the FDIA (12 U.S.C. Section1813(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but vested rights of the Executive and the Bank as of the date of termination shall not be affected.

        (d) All obligations under this Agreement shall be terminated pursuant to 12 C.F.R. Section 563.39(b)(5)(except to the extent that it is determined that continuation of the Agreement for the continued operation of the Bank is necessary): (i) by the Director of the OTS, or his/her designee, at the time the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA (12 U.S.C.
Section 1823(c)); or (ii) by the Director of the OTS, or his/her designee, at the time the Director or his/her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition, but vested rights of the Executive and the Employers as of the date of termination shall not be affected.

     12. Regulatory Prohibition. Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the FDIA (12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

     13. Obligation in Event of Regulatory Prohibition. In consideration for the Executive's execution of this Agreement and the relinquishing of the Executive's rights under his employment agreements dated March 21, 1996 with Home Federal Savings Bank and Home Federal Corporation, F&M Bancorp hereby guarantees the Executive that if any benefit or payment to which the Executive is otherwise entitled under this Agreement is disallowed or otherwise denied by any regulatory action or prohibition, F&M Bancorp shall pay the Executive any sums contemplated by this Agreement that the Bank shall be unable to pay or shall be prohibited from paying.

     14. Governing Law and Submission to Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without giving effect to the principles of conflicts of law thereof. Each of the parties hereby irrevocably submits to the jurisdiction of the Circuit Court of Washington County or any Federal court sitting in the State of Maryland for purposes of any controversy, claim or dispute arising out of or related to this Agreement and hereby waives any defense of an inconvenient forum and any right of jurisdiction on account of the place of residence or domicile. For the purpose of expediting the resolution of any such claim or dispute, the parties hereby waive trial by jury.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered under seal, by its authorized officers or individually, on the date first above written.

ATTEST/WITNESS:                    F&M BANCORP



                                    By
                                               (SEAL)
                                    Name:  Charles W. Hoff, III
                                    Title: Chairman and Chief Executive Officer


ATTEST/WITNESS:            HOME FEDERAL SAVINGS BANK (the "Bank")



                                    By
                                               (SEAL)
                                    Name:
                                    Title:




                                                (SEAL)
                                                (the "Executive")

                                                    APPENDIX VIII

         FORM OF OPINION OF COUNSEL TO HOME CORPORATION

          (a) Home Corporation has been duly organized and is validly existing as a corporation under the laws of the State of Maryland.

          (b)   The  execution and delivery of the Plan  and  the
    Stock Option Agreement by Home Corporation and the consummation of Home Corporation of the transactions provided for therein have been duly authorized by all requisite corporate and stockholder action on the part of Home Corporation. Home Corporation has the corporate power and corporate authority to execute and deliver the Plan and the Stock Option Agreement and to consummate the transactions contemplated thereby.

          (c) The Plan and the Stock Option Agreement have been executed and delivered by Home Corporation and are valid and binding obligations of Home Corporation, enforceable against Home Corporation in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of insured depository institutions or their holding companies and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

          (d)  The execution and delivery and performance by Home
    Corporation of the Plan and the Stock Option Agreement will not violate the Articles of Incorporation or Bylaws of Home
    Corporation.

          (e) No consent or approval of, or other action by or filing with, any court or administrative or governmental body which has not been obtained, taken or made is required under the Subject Laws (as defined below), or any court order or judgment specifically applicable to Home
    Corporation and actually known to such counsel, for Home Corporation to execute and deliver the Plan and the Stock Option Agreement and to consummate the transactions provided for therein. Such counsel need express no opinion, however, as to any such consent, approval, action or filing which may be required as the result of F&M Bancorp's involvement in the transactions contemplated by the Plan and the Stock Option Agreement because of such entities' legal or regulatory status or because of other facts specifically pertaining to F&M Bancorp.

          (f) Assuming due authorization of the Merger by F&M Bancorp and the F&M Bancorp stockholders, upon the filing of Articles of Merger with the Secretary of State of the State of Maryland in accordance with the Plan, the Merger will be effective in accordance with the laws of the State of Maryland.

          (g) The Proxy Statement/Prospectus, insofar as it constituted a proxy statement for the special meeting (the "Special Meeting") of Home Corporation's stockholders held on __________________, 1996, as of the date thereof,
    complied  as  to  form  in  all  material  respects  to   the
    requirements of the Exchange Act, and the rules and regulations promulgated thereunder, except that such counsel need express no opinion as to (i) the financial statements, schedules and other financial, statistical and tabular data included in or incorporated into the Proxy Statement/Prospectus, (ii) any document incorporated by reference into the Proxy Statement/Prospectus, (iii) the exhibits to any document incorporated by reference into the Proxy Statement/Prospectus, (iv) the description of the analyses performed by the investment banker in rendering its fairness opinion, or (v) information relating to F&M Bancorp or the F&M Subsidiaries which was included in the Proxy Statement/Prospectus. Such counsel need not assume any responsibility for the accuracy, completeness of fairness of the statements contained in the Proxy Statement/Prospectus or any documents incorporated by reference therein except as set forth in the paragraph immediately following this one.

    In connection with the Merger, such counsel shall state that it participated in conferences with certain officers and other representatives of Home Corporation and Home Bank at which the contents of the Proxy Statement/Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, fairness or completeness of the statements contained in the Proxy Statement/Prospectus and made no independent check or verification of the existence or absence of any matter set forth therein, on the basis of the foregoing, such counsel shall state that no facts have come to its attention that leads it to believe that the Proxy Statement/Prospectus as of the date it was mailed to Home Corporation's stockholders and on the date of the Special Meeting contemplated thereby, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express any belief with respect to (i) the financial statements, schedules and other financial, statistical and tabular data included in or incorporated into the Proxy Statement/Prospectus, (ii) the exhibits thereto and the exhibits to any document incorporated by reference into the Proxy Statement/Prospectus, (iii) the documents incorporated by reference therein, (iv) the description of the analyses performed by the investment banker in rendering its fairness opinion, or (v) any information relating to F&M Bancorp or the F&M Subsidiaries contained therein. In rendering such statement, such counsel may state that it has served only as special counsel to Home Corporation and Home Bank, that such representation of such entities has been limited to acting as their special counsel with respect to the Merger and on certain other unrelated matters on which such counsel has been consulted by the management of Home Corporation or Home Bank, and that such counsel has relied solely upon the examination and inquiries stated therein.

    In rendering such opinion, such counsel may, without independent verification, assume: (i) the genuineness of all signatures and the authenticity of all documents submitted to such counsel as originals, the conformity to original documents of all documents submitted to such counsel as certified, conformed or reproduction copies, and the authenticity of such originals of such latter documents; (ii) the execution of such documents, acknowledgment as indicated thereon and receipt of the consideration recited therein by F&M Bancorp, (iii) that F&M Bancorp has the full power, authority and legal right under its articles of incorporation and other governing documents and applicable laws, as the case may be, to execute and to perform its obligations under all documents executed by it in connection with the transactions contemplated by the Plan and the Stock Option Agreement; (iv) that the foregoing documents, in the forms submitted to such counsel for review, have not been altered or amended in any respect material to such counsel's opinion as stated herein; (v) that there are no other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights or obligations of the parties thereunder; (vi) the accuracy of the representations and warranties of Home Corporation and Home Bank as set forth in the Plan; (vii) the accuracy of all certifications made available to such counsel from public officials and officers of Home Corporation and Home Bank on which such counsel is relying in rendering the opinions set forth above; and (viii) the validity of all laws and regulations applicable to the transactions contemplated by the Plan and the Stock Option Agreement.

    Furthermore, to the extent not inconsistent with the other assumptions, qualifications and limitations set forth in such counsel's opinion, such counsel's opinion shall be governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the American Bar Association Section of Business Law (1991). As a consequence, such opinion shall be subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and such counsel's opinion should be read in conjunction therewith. The term "actual knowledge" when used in such counsel's opinion shall have the meaning set forth in the Accord. For purposes of the opinion in
(e) above, Subject Laws shall mean the Home Owners' Loan Act and 12 C.F.R. Part 574, the General Corporation Law of Maryland, and the Exchange Act, and the rules and regulations promulgated thereunder.

                                                      APPENDIX IX

            FORM OF OPINION OF COUNSEL TO F&M BANCORP

          (a) F&M Bancorp has been duly organized and is validly existing as a corporation under the laws of the State of Maryland.

          (b) The execution and delivery of the Plan and the Stock Option Agreement by F&M Bancorp and the consummation by F&M Bancorp of the transactions provided for therein have been duly authorized by all requisite corporate and stockholder action on the part of F&M Bancorp. F&M Bancorp has the corporate power and corporate authority to execute and deliver the Plan and the Stock Option Agreement and to consummate the transactions contemplated thereby.

          (c) The Plan and the Stock Option Agreement have been executed and delivered by F&M Bancorp and are valid and binding obligations of F&M Bancorp, enforceable against F&M Bancorp in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of insured depository institutions or their holding companies and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

          (d)  The execution and delivery and performance by  F&M
    Bancorp of the Plan and the Stock Option Agreement will not violate the Articles of Incorporation or Bylaws of F&M
    Bancorp.

          (e) No consent or approval of, or other action by or filing with, any court or administrative or governmental body which has not been obtained, taken or made is required under the Subject Laws (as defined below), or any court order or judgment specifically applicable to F&M Bancorp and actually known to such counsel, for F&M Bancorp to execute and deliver the Plan and the Stock Option Agreement and to consummate the transactions provided for therein. Such counsel need express no opinion, however, as to any such consent, approval, action or filing which may be required as the result of Home Corporation's involvement in the transactions contemplated by the Plan and the Stock Option Agreement because of such entities' legal or regulatory status or because of other facts specifically pertaining to Home Corporation.

          (f) Assuming due authorization of the Merger by Home Corporation and the Home Corporation stockholders, upon the filing of Articles of Merger with the Secretary of State of the State of Maryland in accordance with the Plan, the Merger will be effective in accordance with the laws of the State of Maryland.

          (g) The F&M Bancorp Common Stock to be issued in connection with the Merger in accordance with Section 9.2 of the Plan is duly reserved for issuance, and when so issued, will be duly authorized and validly issued, fully paid and non-assessable, free of preemptive rights, and free and clear of all liens, encumbrances or restrictions created by or through F&M Bancorp.

          (h) The Registration Statement of F&M Bancorp has been declared effective by the SEC under the Securities Act and, to our knowledge, no stop order suspending the effectiveness has been issued under the Securities Act or proceedings therefor initiated or threatened by the SEC.

          (i) The terms and provisions of the F&M Bancorp Common Stock conforms to the description thereof contained in the Proxy Statement/Prospectus. The forms of certificate used to evidence the F&M Bancorp Common Stock are in due and proper form.

          (j) The Proxy Statement/Prospectus, insofar as it constituted a Registration Statement under the Securities Act and a proxy statement under the Exchange Act for the special meeting (the "Special Meeting") of F&M Bancorp's stockholders held on ________________, 1996, as of the date thereof, complied as to form in all material respects to the requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder, except that such counsel need express no opinion as to (i) the financial statements, schedules and other financial, statistical and tabular data included in or incorporated into the Registration Statement and the Proxy Statement/Prospectus, (ii) any document incorporated by reference into the Registration Statement and the Proxy Statement/Prospectus, (iii) the exhibits to any document incorporated by reference into the Registration Statement and the Proxy Statement/Prospectus, or (iv) information relating to Home Corporation or the Home Subsidiaries which was included in the Registration Statement and the Proxy Statement/Prospectus. Such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Proxy Statement/Prospectus or any documents incorporated by reference therein except as set forth in the paragraph immediately following this one.

    In connection with the Merger, such counsel shall state that it participated in conferences with certain officers and other representatives of F&M Bancorp and the F&M Subsidiaries at which the contents of the Registration Statement and the Proxy Statement/Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, fairness or completeness of the statements contained in the Registration Statement and the Proxy Statement/Prospectus and made no independent check or verification of the existence or absence of any matter set forth therein, on the basis of the foregoing, such counsel shall state that no facts have come to its attention that leads it to believe that the Registration Statement and the Proxy Statement/Prospectus as of the date of the effectiveness of the Registration Statement and through the Effective Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express any belief with respect to (i) the financial statements, schedules and other financial, statistical and tabular data included in or incorporated into the Registration Statement and the Proxy Statement/Prospectus, (ii) the exhibits thereto and the exhibits to any document incorporated by reference into the Registration Statement and the Proxy Statement/Prospectus, (iii) the documents incorporated by reference therein, or (iv) any information relating to Home Corporation or the Home Subsidiaries contained therein. In rendering such statement, such counsel may state that it has served only as special counsel to F&M Bancorp and the F&M Subsidiaries, that such representation of such entities has been limited to acting as their special counsel with respect to the Merger and on certain other unrelated matters on which such counsel has been consulted by the management of F&M Bancorp or the F&M Subsidiaries, and that such counsel has relied solely upon the examination and inquiries stated therein.

    In rendering such opinion, such counsel may, without independent verification, assume: (i) the genuineness of all signatures and the authenticity of all documents submitted to such counsel as originals, the conformity to original documents of all documents submitted to such counsel as certified, conformed or reproduction copies, and the authenticity of such originals of such latter documents; (ii) the execution of such documents, acknowledgment as indicated thereon and receipt of the consideration recited therein by Home Corporation, (iii) that Home Corporation has the full power, authority and legal right under its articles of incorporation and other governing documents and applicable laws, as the case may be, to execute and to perform its obligations under all documents executed by it in connection with the transactions contemplated by the Plan and the Stock Option Agreement; (iv) that the foregoing documents, in the forms submitted to such counsel for review, have not been altered or amended in any respect material to such counsel's opinion as stated herein; (v) that there are no other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights or obligations of the parties thereunder; (vi) the accuracy of the representations and warranties of F&M Bancorp and the F&M Subsidiaries as set forth in the Plan; (vii) the accuracy of all certifications made available to such counsel from public officials and officers of F&M Bancorp and the F&M Subsidiaries on which such counsel is relying in rendering the opinions set forth above; and (viii) the validity of all laws and regulations applicable to the transactions contemplated by the Plan and the Stock Option Agreement.

    Furthermore, to the extent not inconsistent with the other assumptions, qualifications and limitations set forth in such counsel's opinion, such counsel's opinion shall be governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the American Bar Association Section of Business Law (1991). As a consequence, such opinion shall be subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and such counsel's opinion should be read in conjunction therewith. The term "actual knowledge" when used in such counsel's opinion shall have the meaning set forth in the Accord. For purposes of the opinion in
(e) above, Subject Laws shall mean the Home Owners' Loan Act and 12 C.F.R. Part 574, the Bank Holding Company Act of 1956, the General Corporation Law of Maryland, and the Exchange Act, and the rules and regulations promulgated thereunder.

                                                       APPENDIX X

                  FORM OF DIRECTORS' AGREEMENT

     AGREEMENT (this "Agreement") dated as of April 2nd, 1996, between F&M Bancorp, a Maryland corporation and thrift holding company, and [Howard B. Bowen][John J. McElwee, Jr.] (the "Director"), who is currently serving as a director of Home Federal Savings Bank (the "Bank"), a federally-chartered savings bank, and is a participant in the Bank's Amended and Restated Executive Compensation Plan for Directors (the "Plan").

     Whereas, Section 2.4 of the Plan provides that all benefits outlined on Schedule A thereof will be provided to the Director in the event of the merger or acquisition of the Bank; and

     Whereas, adequate funding for the level of benefits so outlined on Schedule A of the Plan could normally be attained only if the Director served on the Bank's Board of Directors until normal retirement age and deferred all director's fees into an escrow arrangement in which they earned a 10% annual return;

     Now, therefore, in consideration of the mutual covenants herein contained and of the mutual benefits herein provided, F&M
Bancorp, the Bank and the Executive agree as follows:

     1. Lump Sum Payment. In lieu of any benefits which may be provided to the Director pursuant to Section 2.4 of the Plan, the Director shall be entitled to receive a lump sum payment of the present value on the Effective Date of the Merger of the benefits provided on Schedule A of the Plan (a ten-year annuity of [$81,832][$32,363] per year, payable monthly and commencing upon attainment of the normal retirement age of 65 years), using a discount rate of 6.5 %. F&M Bancorp shall pay this lump sum amount to the Director within 60 days after the Effective Date of the merger of Home Federal Corporation with and into F&M Bancorp (the "Merger") as defined in Section 1 of the Plan and Agreement to Merge dated as of April 2, 1996 by and among F&M Bancorp and Home Federal Corporation (the "Plan and Agreement to Merge").

     2. Effectiveness and Termination. This Agreement will become effective on the Effective Date of the Merger. The effectiveness of this Agreement is conditioned upon the completion of such Merger. The obligations of F&M Bancorp and of the Director will terminate upon termination of the Plan and Agreement to Merge pursuant to the provisions of Section 13 thereof.

     3. Termination of Deferrals and Accruals under Plan. Upon the effectiveness of this Agreement and after the Director's receipt of the lump sum pursuant to paragraph 1 hereof, the Director may defer no directors fees or accrue any further interest on any deferred directors fees pursuant to the Plan, and will otherwise receive no further benefits pursuant to the Plan. The Director understands that the Plan may be terminated in the discretion of F&M Bancorp after the Effective Date of the Merger.

     4. Governing Law and Submission to Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without giving effect to the principles of conflicts of law thereof. Each of the parties hereby irrevocably submits to the jurisdiction of the Circuit Court of Washington County or any Federal court sitting in the State of Maryland for purposes of any controversy, claim or dispute arising out of or related to this Agreement and hereby waives any defense of an inconvenient forum and any right of jurisdiction on account of the place of residence or domicile. For the purpose of expediting the resolution of any such claim or dispute, the parties hereby waive trial by jury.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered under seal, by its authorized officers or individually, on the date first above written.

ATTEST/WITNESS:                    F&M BANCORP



                                    By
                                               (SEAL)
                                    Name:  Charles W. Hoff, III
                                    Title: Chairman and Chief Executive Officer





                                                (SEAL)
                                    [Howard B. Bowen (the "Director")]
                                    [John J. McElwee, Jr. (the "Director")]